UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
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Notice of Annual Meeting
of Stockholders and
Proxy Statement

Thursday, May 4, 2023
8:00 a.m. Eastern Time

David C. Dauch Chairman of the Board and Chief Executive Officer
Dear Fellow Shareholders:
AAM concluded 2022 with strong cash flow performance while successfully navigating customer production schedule volatility and ongoing supply chain challenges as the industry experienced the lowest light vehicle sales level in the U.S. in 11 years. Our deep industry experience and culture of innovation and operational excellence were evident as we ensured continuity of supply with consistent on-time delivery and exceptional quality throughout the year.

For 2022, we reported $5.8 billion in sales, $747 million of adjusted earnings before interest, taxes and depreciation (EBITDA) and net cash provided by operating activities of $449 million. With this cash flow from operations, we continued to invest in our business, reduce our total debt by $150 million and strengthen our balance sheet — key priorities for AAM. Other critical achievements in our business are highlighted below.
–Received three Automotive News PACE awards for our innovative electric vehicle technology and collaboration – a record number of PACE awards for AAM in one year.
–Began to supply electric drive units for the Mercedes-AMG GT 63 S E PERFORMANCE vehicle.
–Awarded multiple contracts to supply major global OEMs with components for electric vehicles.
–Secured contracts worth over $10 billion for next-generation full-size truck axle programs with multiple customers. This is a key accomplishment to secure the core of AAM until 2030 and beyond.
–Acquired Tekfor Group to leverage our core strengths, diversify geographic and customer sales mix and increase our electrification product portfolio.
–Announced our first electric-beam axle award with EKA Mobility in Asia and contracts to supply Volvo Cars with gears for its next-generation front and rear electric drive units.
–Announced our investment in Autotech Ventures which will provide access to opportunities that complement AAM's mission to develop and produce the industry's most efficient and powerful electric drive units.
–Named by General Motors as the new axle supplier for its next-generation Colorado and Canyon pickup trucks for the model year 2023.
In 2022, we made great strides in our environmental, social and governance objectives. We highlight some achievements in this proxy statement. For more details, I encourage you to read our 2022 Sustainability Report when it is published in April.

As we look forward, we are very excited about our future. We believe our commitment to operational excellence, technology leadership, quality and world-class sustainability well positions AAM to bring the future faster and build long-term shareholder value.

Thank you for your continued support of AAM.
David C. Dauch
Chairman and Chief Executive Officer

James A. McCaslin Lead Independent Director
Dear Fellow Shareholders:
AAM is committed to engaging in constructive and meaningful communications with our shareholders. Our Board and management team value the opinions and feedback of our shareholders. This is why we have proactive, ongoing engagement on topics of interest such as ESG/sustainability, governance and executive compensation.
The Board believes that our shareholders view favorably the actions we have taken in response to their feedback over the past several years. Building on the progress we've made, the Board continues to address topics of importance to our shareholders as described in our proxy statement.
Board oversight of AAM's Sustainability Program
Based on the feedback AAM received during the recent annual shareholder outreach campaign, the Board is acutely aware of the expectations of our shareholders regarding Board oversight of the Company's Sustainability Program. The Board has been actively engaged in overseeing AAM's DEI initiatives and climate-related objectives, among other key elements of AAM's Sustainability Program. The President of AAM provides quarterly progress updates to the full Board on these topics.
The Board also reviews AAM's annual Sustainability Report before publication. The Board was pleased to learn of the positive feedback we received from our shareholders about the quality and transparency of our Sustainability Report.
Another topic of interest to our shareholders is the link between sustainability performance and incentive compensation. The Compensation Committee addressed this feedback by establishing a component of the Annual Incentive Program for Executive Officers that is allocated solely to ESG/sustainability performance. Beginning in 2022, 10% of the annual incentive opportunity is directly linked to achievements related to key ESG priorities. To further drive sustainability performance throughout the organization, the Company also added a sustainability element to the annual incentive compensation program for salaried associates worldwide.
Board involvement in promoting DEI
In support of AAM's commitment to DEI, the entire Board participated in an immersive DEI learning experience in 2022. Facilitated by a DEI expert, the Board dedicated a special session to focus on building our DEI capabilities and unconscious bias awareness and understanding the importance of promoting conscious inclusion as a Board.
Board oversight and ongoing commitments to DEI by the company's leaders reflect the importance of AAM's DEI journey and the power of accountability. To solidify these commitments, the Board reviewed and approved AAM's DEI strategic roadmap, DEI pillars to build an inclusive culture and the 2030 metrics for AAM's global DEI program. Highlights of some key initiatives are described in the following proxy summary. The 2022 Sustainability Report to be published in April 2023 will provide more details about AAM's comprehensive approach to ESG/sustainability as a key strategic objective for our future success.
On behalf of the Board, I would like to express our sincere appreciation for the trust you have placed in us. Thank you for your feedback and investing in AAM.
James A. McCaslin
Lead Independent Director

Table of Contents	Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
American Axle & Manufacturing Holdings, Inc.

Date Thursday, May 4, 2023	Time 8:00 a.m. Eastern Time	Where www.meetnow.global/MHYVYWS

Our 2023 Annual Meeting of Stockholders will be held online by live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit questions before and during the meeting by visiting the web address above. You will be required to enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability previously delivered to you. Please refer to the instructions beginning on page 84.

Your opinion is very important		Record Date
Please vote on the matters described in the proxy statement as soon as possible, even if you plan to attend the virtual annual meeting. You can find voting instructions below and on beginning on page 84.		You may vote if you owned shares on March 9, 2023 (record date).

Annual Meeting Agenda / Items of Business

1. Election of three members of the Board of Directors to serve until the annual meeting of stockholders in 2026

2. Advisory vote on named executive officer compensation

3. Advisory vote on frequency of approval of named executive officer compensation

4. Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for 2023

5. Other business properly presented at the meeting

By Internet	By Telephone	By Mail	During Meeting
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Vote electronically at the meeting. See page 84 for instructions.

Important Notice Regarding the Availability of Proxy Materials for the May 4, 2023 Stockholder Meeting: Our 2023 proxy statement and 2022 annual report and Form 10-K are available free of charge at www.envisionreports.com/axl.

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about March 23, 2023. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at AAM's 2023 annual meeting.
For the Board of Directors,
David E. Barnes
Vice President, General Counsel & Secretary
Detroit, Michigan
March 23, 2023

Proxy Summary		Frequency of Future Advisory Votes on Executive Compensation
2	Proxy Summary	80	Proposal 3 - Frequency of Future Advisory Votes on Executive Compensation

Election of Directors		Ratification of Independent Registered Public Accounting Firm
14	Proposal 1 - Election of Directors	81	Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm for 2023

22	Corporate Governance	82	Policy for Pre-Approval of Audit and Non-Audit Services
31	Compensation of Directors	82	Independent Registered Public Accounting Firm's Fees
33	Beneficial Stock Ownership	83	Report of the Audit Committee
34	Related Person Transactions Policy

Advisory Vote on Executive Compensation		Additional Information
35	Proposal 2 - Advisory Vote on Executive Compensation	84	Voting and Meeting Information
36	Compensation Discussion and Analysis	87	Annual Report
	Named Executive Officers	87	Electronic Delivery of Proxy Materials
	Executive Summary	87	2024 Stockholder Proposals and Nominations
	Compensation of Executive Officers	87	Cost of Solicitation
	Direct Compensation Elements
	Indirect Compensation Elements
	Other Compensation Matters
55	Compensation Committee Report	Appendix
56	Executive Compensation Tables	A-1	Appendix A - Non-GAAP Reconciliation
75	CEO Pay Ratio
76	Pay versus Performance Table

2023 AAM Proxy Statement | 1

Proxy Summary
.

Your Vote is Important

Proposals of the Board for your vote:		Votes Required	Board Vote Recommendation	More Information

Proposal 1	Election of three members of the Board of Directors to serve until the annual meeting of stockholders in 2026	Majority of votes cast	FOR each nominee	Page 14
Each nominee brings a strong background and set of skills to the Board and has demonstrated sound judgment and integrity.
Proposal 2	Advisory vote on named executive officer compensation	Majority of votes cast	FOR	Page 35
AAM's executive compensation program is market-based, performance- driven and aligned with shareholder interests.
Proposal 3	Advisory vote on frequency of approval of named executive officer compensation	Majority of votes cast	FOR	Page 80
Say-on-Pay proposals are made every year
Proposal 4	Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for the year ending December 31, 2023	Majority of votes cast	FOR	Page 81
All independence standards have been met and sound practices are employed to ensure independent financial governance.

How You Can Vote

By Internet	By Telephone	By Mail	During Meeting
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Vote electronically at the meeting. See page 84 for instructions.

2023 AAM Proxy Statement | 2

Proxy Summary
.

Governance Highlights

Independence	Accountability
–9 of 10 directors are independent
–Lead Independent Director
–Committees comprised of only independent directors (except Executive Committee)
–Independent directors meet regularly in executive session without management present
–Proactive shareholder engagement program –Proxy access by-laws –Majority vote for directors in uncontested elections –Candid Board and committee evaluation process –Commitment to Board refreshment

Sound Practices	Risk Management
–Board policy requires inclusion of women and minority candidates in the selection process for every open seat
–Nominating/Corporate Governance Committee oversight of sustainability program and human capital management, including DEI initiatives and succession planning
–Director education, including a recent DEI awareness workshop
–Stock ownership requirements for directors and executive officers
–Hedging or pledging of AAM stock is prohibited

–Active Board oversight of AAM's overall risk management structure
–Individual Board committees oversee risks related to their areas of responsibility
–AAM has robust risk management processes throughout the Company
–The Board and its committees receive regular updates from management on top enterprise risks and related risk mitigation activities
–AAM performs thorough risk assessments, including a recent climate risk scenario analysis, cybersecurity risk assessment and a product life cycle assessment

Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary for sound governance. The Board's composition should reflect a balance of knowledge, experience, skills and diversity that will enhance the quality of the Board's deliberations and decision-making.

Board Skills and Qualifications

Industry Experience
10
CEO/COO Experience
6
International Business
6
Strategic Planning
7
Innovation and Technology
5
Financial Expertise
5
Business Development
8
Legal/Regulatory
2
Human Capital Management
10
Risk Management
10

Board Composition

Independence	Tenure
90%	11
Independent	Average Years of Service

Age	Diversity
68	30%
Average Age	2 Women 1 Black

2023 AAM Proxy Statement | 3

Proxy Summary
.

Business and Financial Highlights
Driving Long-Term Shareholder Value
As a leading global tier 1 automotive supplier, AAM designs, engineers and manufactures driveline and metal forming technologies to support electric, hybrid and internal combustion vehicles. Our mission is to deliver efficient, powerful and innovative solutions for our customers while leading the industry in quality, operational excellence and technology leadership to maximize shareholder value. Our Board believes that AAM is well positioned to deliver long-term shareholder value by utilizing the following fundamental elements and objectives of our business.

Positioned For Valuation Multiple Expansion

Diversification

- Balanced mix of customers and geography.
- Expand our product portfolio, driving opportunities with new OEMs and regions.
- Agnostic to propulsion market changes.

Sales

- Grow above market by leveraging scale and technology.
- Electrification will further drive expansion into new segments.
- Protect and extend the core business.
- Offer a compelling value proposition to customers.

Financials

- Leverage AAM's Operating Systems to drive top tier EBITDA margin and cash flow generation.
- Enhance balance sheet strength.

Long-Term Focus

- Leader in electric propulsion technology.
- Increase size and scale through organic and inorganic growth.
- Effective deployment of capital.

2022 Financial and Performance Highlights
AAM concluded 2022 with solid results while successfully navigating customer production schedule volatility stemming from ongoing supply chain challenges and relatively low light vehicle industry sales in the U.S. We continued to adapt to difficult market conditions by relying on our culture of innovation and operational excellence. Despite elevated costs, labor shortages and supply-chain issues, we continued to ensure continuity of supply with consistent on-time delivery and exceptional quality while delivering positive operating performance and meaningful cash flow results.

Sales	Adjusted EBITDA
$5.8B	$747M
12.9% of Sales

Cash Provided by Operating Activities	Reduced Total Debt by More Than
$449M	$150M

In 2022, AAM continued to generate strong adjusted free cash flow, resulting in debt reduction and well-positioned liquidity. We maintained discipline in managing capital expenditures at historically low levels while continuing to secure and grow our core business, optimize our operations and advance our electrification product portfolio to drive future growth and position AAM as an electric propulsion supplier of choice.

2023 AAM Proxy Statement | 4

Proxy Summary
.

2022 AAM Highlights

Began to supply electric drive units for the Mercedes-AMG GT 63 S E PERFORMANCE vehicle	Secured contracts worth over $10 billion for next-generation full-size truck axle programs with multiple customers

Awarded multiple contracts to supply major global OEMs with components for electric vehicles	Acquired Tekfor Group to provide synergies, diversify sales mix and increase electrification product portfolio

Won three PACE Awards for our innovative electric vehicle technology and collaboration	Named by GM as the new axle supplier for its next-generation Colorado and Canyon pickup trucks for model year 2023

Announced commitment to net zero carbon emissions by 2040 in Sustainability Report	Recognized as an Overdrive Award winner at GM's 30th annual Supplier of the Year awards

Named one of Forbes America's Best Large Employers	Continued strong free cash flow generation and debt reduction

2023 AAM Proxy Statement | 5

Proxy Summary
.

Shareholder Engagement
Active Engagement with our Shareholders
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and sustainability. This outreach is in addition to the ongoing communication between our shareholders and our Chairman & Chief Executive Officer, Executive Vice President & Chief Financial Officer and Investor Relations team on AAM's financial performance and strategic objectives.

Investor Communication Program	Board Involvement	Annual Shareholder Outreach Program

–Senior management participation in conferences
–One-on-one and group meetings
–Events held at AAM locations featuring innovations in technology/ electrification
–Day-to-day interaction with Investor Relations

–Lead Independent Director/Compensation Committee Chair participates in outreach meetings
–Board considers shareholder feedback and shareholder vote in decision-making
–Board reviews disclosure enhancements

–Fall/Winter outreach seeking engagement with shareholders and occasionally with proxy advisory firms
–Led by CFO and Investor Relations Department
–Board and management discuss shareholder feedback and the Board's response

Board Responsiveness to Shareholder Feedback
As part of our annual shareholder outreach program, we contacted more than 25 of our largest shareholders representing approximately 72% of outstanding shares. Our CFO and Investor Relations Director led this engagement and discussed the topics described below. Our CFO reported shareholder feedback to the Board for consideration in its decision making.

Shareholder Engagement Topics

☑	Board involvement in ESG program	☑	Link between ESG performance and incentive compensation

☑	Diversity, equity and inclusion initiatives	☑	Selection process for Board candidates

☑	Human capital management	☑	Board oversight of risk

☑	Board refreshment and diversity	☑	Separation of Chairman and CEO roles

☑	Shareholder rights	☑	Classified Board
Based on shareholder feedback, the Board has become acutely aware of shareholder expectations regarding Board oversight of AAM's Sustainability Program. The Board actively oversees AAM's continued progress in advancing DEI initiatives and in setting our science-based environmental goals. Also in response to shareholder feedback, the Compensation Committee decided to allocate 10% of the 2022 annual incentive program to the achievement of ESG/sustainability objectives. This action created a direct link between incentive pay and ESG/sustainability performance. The Company also added a sustainability element to the annual incentive program for salaried associates worldwide.
To enhance director skills and Board effectiveness, the Board held a special session to focus on building its DEI capabilities and unconscious bias awareness and on promoting conscious inclusion as a Board. This learning plays a key role in the Board's oversight of AAM's efforts to advance a respectful and inclusive culture. We believe these initiatives drive superior performance and are critical to advancing AAM's business strategy.

2023 AAM Proxy Statement | 6

Proxy Summary
.

Sustainability Program
Sustainability Program Governance and Oversight
The Board plays a critical role in AAM's Sustainability Program through effective oversight and responsiveness to feedback from shareholders. Consistent with shareholder expectations, the Board is actively engaged in overseeing AAM's Sustainability Program and holds senior leadership accountable for sustainability performance and reporting. The overall governance structure of AAM's Sustainability Program is depicted below.

BOARD OF DIRECTORS
CHAIRMAN AND CEO
POLICY COMMITTEE
SUSTAINABILITY PROGRAM LEAD (AAM PRESIDENT)
CORPORATE SUSTAINABILITY TEAM
ESG WORKING GROUP
ENVIRONMENTAL
SOCIAL
PRODUCT
SUPPLY CHAIN
GOVERNANCE

2023 AAM Proxy Statement | 7

Proxy Summary
.
Board Committee Roles in Sustainability Program
The full Board and each of its standing committees have important roles in overseeing AAM's Sustainability Program. The Board remains actively engaged through quarterly updates from AAM's President as a regular agenda item. Similarly, Board committees oversee sustainability topics related to their areas of responsibility and provide regular updates to the full Board.

Audit Committee	Nominating / Corporate Governance Committee	Compensation Committee	Technology Committee

Oversees cybersecurity and other information technology risks, controls, procedures and programs and the Company's ethics and compliance program	Oversees policies, strategies and performance related to sustainability matters, including DEI, human capital management and climate-related topics	Structures executive compensation programs to drive performance aligned with our business strategy, including advancements in our Sustainability Program	Oversees product technology, with a focus on advancements in electrification, light-weighting and other key product technologies

Board Engagement and Leadership Commitment to DEI
Board oversight and the ongoing commitment of our leadership team reflects the importance of our DEI journey and the power of accountability to this critical initiative. The Board reviewed and approved our DEI strategic roadmap, DEI pillars and the 2030 metrics of our Global DEI Program.
AAM places a priority on building a safe, welcoming and inclusive culture. We continue to advance our programs and our path forward is laid out in the pillars of our comprehensive DEI Strategic Roadmap. We have developed action plans for each pillar and will continue to monitor the results of our work as we strive to continuously improve.

2023 AAM Proxy Statement | 8

Proxy Summary
.
2030 Demographic Goals
To drive accountability in our global DEI program, AAM leadership set meaningful DEI goals for 2030, using 2020 as a baseline. Three goals apply to the global workforce and four goals apply to associates in the United States. After receiving Board approval, management communicated the 2030 DEI goals to the global workforce.

WOMEN	Global Goals	–Increase women representation to 25% in our global workforce –Increase women representation in our global leadership ranks to 25%
	U.S. Goal	–Increase women representation to 30% in our U.S. workforce
BIPOC *	Global Goal	–Increase BIPOC representation in our global leadership ranks to 30%
	U.S. Goal	–Increase BIPOC representation in our U.S. workforce to 22%
BLACKS	U.S. Goals	–Increase the representation of black associates in our workforce to 10% –Increase the representation of black salaried associates to 6%
*BIPOC = Black, Indigenous and People of Color
Global 2+1 DEI Program
We launched our Global 2+1 DEI Program as part of our DEI journey. Two global DEI topics in 2022 were (1) understanding and valuing differences and (2) improving the representation of women in our global workforce. AAM facilities chose one more topic (+1) that would drive their DEI journey. Having facilities choose their own +1 topics encourages engagement and makes participation more meaningful in different regions of the world.

2023 AAM Proxy Statement | 9

Proxy Summary
.
2022 Sustainability Achievements

ENVIRONMENTAL POWERING A GREENER FUTURE	SOCIAL POWERING AN INCLUSIVE FUTURE
–Achieved SBTi validation of GHG emission goals –Improved CDP Climate Change score to A- from a C –Achieved Silver status on the EcoVadis sustainability assessment	–Named one of America's Best Large Employers by Forbes –Hired our first Director of Diversity, Equity and Inclusion –Improved on all safety performance metrics
PRODUCT POWERING A CLEANER FUTURE	SUPPLY CHAIN POWERING A COLLABORATIVE FUTURE
–Received three Automotive News PACE program awards –Launched 17 global product programs –Received eight quality performance awards	–Established a Supplier Sustainability Council –Updated the Supplier Requirements Manual –Increased our spend with diverse suppliers

ENVIRONMENTAL GOALS

2023 AAM Proxy Statement | 10

Proxy Summary
.
ENVIRONMENTAL: Improved scores and ratings

Improved CDP Climate score from C to an A-	Improved EcoVadis from a Bronze rating to a Silver rating	E4 Environmental Sustainability System

SOCIAL: Prioritized the value of our associates and their safety

Improved on all Safety Performance Metrics

PRODUCT: Winner of three PACE awards – a record number for AAM

SUPPLY CHAIN: Participated in Sustainability Partnership Programs

2023 AAM Proxy Statement | 11

Proxy Summary
.

Compensation Highlights
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with shareholder interests and pays competitively.

Supports Business Strategy	Market Competitive	Aligned with Shareholder Interests

–Programs utilize incentive metrics aligned with business strategy
–Rigorous performance goals as key drivers of enterprise value creation
–88% of CEO compensation is variable and at risk
–The 2022 annual incentive program has a strategic objective and an ESG/sustainability objective, each weighted 10%

–Attract and retain executive talent
–Benchmark pay against a peer group of similarly sized companies
–Target direct compensation between the 50th and 75th percentile
–Incentive awards align with operational results and shareholder value creation

–Mix of annual and long-term incentive balances focus between short-term results and long-term share appreciation
–Significant portion of LTI compensation is paid in shares and performance-based
–2022 say-on-pay vote of 92%, consistent with votes over 90% the past 5 years
–Stock ownership requirements

The foundation of our compensation philosophy is a best practice approach to compensation governance that includes a clawback policy, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.
Pay for Performance Alignment
Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant amount of our CEO's and other NEOs' compensation is performance based and is at risk.

2023 AAM Proxy Statement | 12

Proxy Summary
.
Compensation Program Metrics Link to Strategic Business Objectives
The following chart demonstrates how our incentive compensation metrics correlate to our strategic business objectives.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research & development, and other capital priorities; reduce leverage		Operational Cash Flow –2022 Annual Incentive Program (40% metric)

Develop innovative technology, including electrification, and reinvest in research and development		Free Cash Flow –2022 LTI Performance Awards (100% metric of performance-based LTI)

Secure future replacement business and achieve profitable growth while retaining flexibility to address market changes		Strategic Goals –2022 Annual Incentive Program (10%)

Drive productivity and financial performance		EBITDA Margin –2022 Annual Incentive Program (40%)

Achieve progress on ESG priorities, including DEI initiatives and environmental goals		ESG/Sustainability Goals –2022 Annual Incentive Program (10%)

Create sustainable value for shareholders and align with our shareholders' experience		Relative TSR –2022 LTI Performance Awards (modifier -15% or +15%)

New for 2022: In response to shareholder feedback, the Compensation Committee updated the design of the AAM Incentive Compensation Program for Executive Officers to create a standalone component allocated to ESG/sustainability performance. For 2022, 10% of the annual incentive opportunity for executive officers is directly linked to achievements related to key ESG/sustainability objectives. To further drive sustainability performance throughout the organization, the Company also added a sustainability element to its 2022 annual incentive program for salaried associates worldwide.

2023 AAM Proxy Statement | 13

Table of Contents	Election of Directors

Election of Directors

Proposal 1: Election of Directors

The Board proposes that James A. McCaslin, William P. Miller II and Sandra E. Pierce be re-elected to the Board as Class III directors for terms expiring at the annual meeting in 2026.
The Board is divided into three classes. Directors serve for staggered three-year terms. The Board believes that the staggered election of directors helps to maintain continuity and ensures that a majority of directors at any given time will have in-depth knowledge of the Company.
The Board unanimously approved the nominations of Mr. McCaslin, Mr. Miller and Ms. Pierce based on their demonstrated effectiveness as members of our Board and the committees on which they serve, their experience and expertise, and their sound judgment and integrity. Each nominee brings a strong and unique background and set of skills to the Board.
Collectively, the Board has high levels of competence and experience in a variety of areas, including manufacturing, engineering, finance, international business, management, law, risk management, strategic business development and the global automotive industry. A summary of the principal occupation, professional background and specific knowledge and expertise that qualify each nominee to serve on our Board is provided in the following pages of this proxy statement.

☑	The Board unanimously recommends a vote FOR each of the nominees.

Table of Contents	Election of Directors

Nominees for Director
Class III — Directors to hold office until the 2026 Annual Meeting of Stockholders

James A. McCaslin	Retired President & Chief Operating Officer, Harley-Davidson Motor Co.

	Past Positions	Key Qualifications and Experience
Positions at Harley-Davidson (Retired 2010):

President & Chief Operating Officer
2001 - 2009

Various senior executive positions
1992 - 2001

Other Manufacturing Company Positions:

Manufacturing and Engineering executive
JI Case (agricultural equipment)
1989 - 1992

Manufacturing and Quality executive
Chrysler Corporation
Volkswagen of America
General Motors Corporation
1966 - 1989

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. McCaslin should serve on AAM's Board: his leadership experience as President & COO of Harley-Davidson Motor Company; the breadth of his manufacturing and engineering experience at global manufacturing companies; and his subject matter knowledge in the areas of engineering, innovation and technology, manufacturing, human capital management and risk management.
Age: 74
Director Since: 2011	Previous Public Company Directorship
Lead Independent Director	Maytag Corporation 2003 - 2006
Committees:
Audit
Compensation (Chair)
Nominating/Corp Gov
Technology
Executive

Table of Contents	Election of Directors

William P. Miller II CFA	Senior Managing Director - Capital Markets, Investments & Governance Financial Markets International, Inc.

	Current and Past Positions	Key Qualifications and Experience
Senior Managing Director - Capital Markets,
Investments & Governance since 2020

Senior Managing Director & CFO
2011 - 2013
Financial Markets International, Inc.

Chief Financial Officer
2019 - September 2020
Head of Asset Allocation
2013 - 2019
Saudi Arabian Investment Company

Deputy Chief Investment Officer
Ohio Public Employees Retirement System
2005 - 2011

Senior Risk Manager
Abu Dhabi Investment Authority
2003 - 2005

Independent Risk Oversight Officer & Chief Compliance Officer
Commonfund Group 1996 - 2002
Based on his professional background and prior AAM Board and Audit Committee experience, the following qualifications led the Board to conclude that Mr. Miller should serve on AAM's Board: his leadership qualities developed from his experience as Head of Asset Allocation and Chief Financial Officer for the Saudi Arabian Investment Company and as an officer with oversight responsibilities for investments, risk and compliance since 1996; the breadth of his experience in serving on the boards of the Chicago Mercantile Exchange and the Dubai Mercantile Exchange; and his subject matter knowledge in the areas of finance, investments, audit and accounting, innovation and technology, regulatory matters, human capital management and risk management.
Age: 67
Director Since: 2005		Directorship (not-for-profit)
Committees:		–Wayne County (Ohio) Humane Society –Business Advisory Council College of Business & Economics Ashland University
Audit (Chair)	Previous Directorships
Technology	Chicago Mercantile Exchange 2003 - 2017 Dubai Mercantile Exchange 2011 - 2017

Sandra E. Pierce	Senior Executive Vice President, Huntington Bank

	Current and Past Positions	Key Qualifications and Experience
Chair, Huntington Bank Michigan and Sr. Vice President, Private Client Group & Regional Banking Director since August 2016

Vice Chair, First Merit Corporation and Chair and Chief Executive Officer, First Merit Michigan (acquired by Huntington Bank) 2013 - 2016

President and Chief Executive Officer, Charter One, Midwest Regional Executive (RBS Citizens, N.A.) 2005 - 2012

Various banking and executive positions with increasing responsibility with JPMorgan Chase, Michigan (successor to Bank One, First Chicago NBD and NBD Bank, N.A.) 1978 - 2005
Based on her professional background and public company board experience, the following qualifications led the Board to conclude that Ms. Pierce should serve on AAM’s Board: her leadership experience as Senior Executive Vice President - Private Client Group & Regional Banking Director, and Chair of Huntington Bank Michigan, and as chief executive officer of FirstMerit Michigan and Charter One; the breadth of her corporate marketing and community development experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of strategic planning, finance, public relations, business development, human capital management and risk management.

Directorships (not-for-profit)
–Downtown Detroit Partnership
–Business Leaders for Michigan, Vice-Chair
–Detroit Economic Club
–Detroit Regional Chamber
–Henry Ford Health System Foundation
–The Parade Company
–Wayne State University Foundation

Age: 64	Other Public Company Directorship
Director Since: 2018	Penske Automotive Group since 2012
Committees:	Private Company Directorships
Audit	Barton Malow Company since January 2013 ITC Holding Corp (subsidiary of Fortis, Inc.) since January 2017
Compensation

Table of Contents	Election of Directors

Returning Directors
Class I — Directors to hold office until the 2024 Annual Meeting of Stockholders

David C. Dauch	Chairman of the Board & Chief Executive Officer, AAM

	Current and Past Positions at AAM	Key Qualifications and Experience
Chairman of the Board
since August 2013

Chief Executive Officer
since September 2012

President & Chief Executive Officer
September 2012 - August 2015

President & Chief Operating Officer
2008 - 2012

Various positions of increasing responsibility
	1995 - 2008	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Dauch should serve on AAM's Board: his leadership experience as an officer of AAM since 1998; the breadth of his management experience within, and knowledge of, AAM's global operations; and his subject matter knowledge in the areas of innovation and technology, manufacturing, strategic planning, human capital management and risk management.
Directorships (not-for-profit) and Leadership Roles
Age: 58	Other Company Directorships
–Business Leaders for Michigan
–Detroit Economic Club
–Detroit Regional CEO Council, Regional Chamber and Regional Partnership
–Great Lakes Council Boy Scouts of America
–Boys & Girls Club of Southeastern Michigan
–National Association of Manufacturers (NAM)
–Miami University Business Advisory Council
–General Motors Supplier Council
–Detroit Mayor's Workforce Development Board
–Michigan ESG Leadership Council

Director Since: 2013 (Chairman) 2009	Amerisure Companies since 2014
Previous Directorship
Horizon Global Corporation 2015 - 2018
Committees:
Executive (Chairman)

Previous Directorships (not-for-profit)
–Original Equipment Suppliers Association (OESA) –FCA NAFTA Supplier Advisory Council

Table of Contents	Election of Directors

William L. Kozyra	Chairman & Chief Executive Officer, Alco Plastics, Inc.

	Current and Past Positions (BF)	Key Qualifications and Experience
Chairman & Chief Executive Officer
Alco Plastics, Inc. since 2022

President & Chief Executive Officer
TI Fluid Systems plc (TI Automotive) (fluid storage, carrying and delivery systems)
2008 - December 2021

President & Chief Executive Officer
Continental AG North America
1998 - 2008

Member of Executive Board
Continental AG (DAX)
2006 - 2008

Vice President & General Manager
Brake Products Division of
Bosch Braking Systems
	1995 - 1997	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Kozyra should serve on AAM's Board: his leadership experience as Chief Executive Officer of TI Fluid Systems plc; the breadth of his international experience with global companies in the automotive industry; and his subject matter knowledge in the areas of engineering, OEMs, manufacturing, innovation and technology, strategic planning, human capital management and risk management.
Age: 65	Former Public Company Directorship	Directorships (not-for-profit) and Leadership Roles
Director Since: 2015
Committees:	TI Fluid Systems plc (TI Automotive) 2008 - December 2021
–General Motors Supplier Council
–Ford Motor Company Top 100 Supplier Forum
–Notre Dame Preparatory School
–Automotive Hall of Fame
–Boy Scouts of America, Detroit
–University of Detroit Alumni Council
–Society of Automotive Engineers

Compensation
Nominating/Corp Gov
Technology

Peter D. Lyons	Counsel, Freshfields Bruckhaus Deringer US LLP

	Current and former Positions	Key Qualifications and Experience
	Counsel (since 2021) Partner (2014 - 2021) Freshfields Bruckhaus Deringer US LLP New York, NY since September 2014	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Lyons should serve on AAM's Board: his experience as an attorney of major law firms since 1980; the breadth of his experience in advising global businesses on complex legal matters and transactions; and his subject matter knowledge in the areas of corporate governance, mergers and acquisitions, international business, human capital management and risk management.
Age: 67
Director Since: 2015
Committees:
Compensation
Nominating/Corp Gov

Table of Contents	Election of Directors

Samuel Valenti III	Chairman & Chief Executive Officer, Valenti Capital LLC

	Current and Past Positions	Key Qualifications and Experience
–Chairman & Chief Executive Officer
Valenti Capital LLC
since 2000

Positions at Masco Corporation (1968 - 2008)

–President, Masco Capital Corporation
1988 - 2008

–Vice President - Investments
Masco Corporation
1974 - 1998
Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Valenti should serve on AAM's Board: his leadership experience as an executive of Masco for 40 years; the breadth of his management experience in diversified manufacturing businesses; and his subject matter expertise in the areas of strategic planning, finance, economics and asset management, human capital management and risk management.

Age: 77	Other Public Company Directorship	Directorships (not-for-profit) and Leadership Roles
Director Since: 2013	–TriMas Corporation since 2002
Committees:	Previous Directorships	–Business Leaders for Michigan –Renaissance Venture Capital Fund (Michigan) Advisory Board Chairman
Audit	–Horizon Global Corporation 2015 - May 2018 –Masco Capital Corporation 1988 - 2008
Compensation
Nominating/Corp Gov

Table of Contents	Election of Directors

Class II— Directors to hold office until the 2025 Annual Meeting of Stockholders

Elizabeth A. Chappell	Former President & Chief Executive Officer, Detroit Economic Club

	Current and Past Positions	Key Qualifications and Experience
Former Owner (co-founder)
RediMinds, Inc.
2015 - 2019

President & Chief Executive Officer
Detroit Economic Club
2002 - 2017

Executive Vice President, Corporate Communications & Investor Relations
Compuware Corporation
1997 - 2001

President & Chief Executive Officer
Chappell Group
1995 - 2000

Various executive positions with increasing responsibility with AT&T for 16 years
Based on her professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Ms. Chappell should serve on AAM's Board: her leadership experience as President & CEO of the Detroit Economic Club; the breadth of her community outreach and corporate citizenship experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of investor relations, marketing and communications, business development, human capital management and risk management.
Directorships (not-for-profit)
Age: 65	Previous Directorships	–Detroit Economic Club –Detroit Zoo –Michigan Israel Business Accelerator (MIBA) –The Parade Company –International Women's Forum
Director Since: 2004	Handleman Company 1999 - 2009 Compuware Corporation 1997 - 2002
Committees:
Nominating/Corp Gov
(Chair)
Technology

Herbert K. Parker	Retired Executive Vice President, Harman International Industries

	Past Positions	Key Qualifications and Experience
Harman International Industries, Inc.:
Executive Vice President, Operational Excellence 2015 - 2017

Executive Vice President and Chief Financial Officer 2008 - 2014

ABB, Inc. and related ABB companies:
Chief Financial Officer, North America
2006 - 2008

Chief Financial Officer, Automation Technologies Division 2002 - 2005

Various finance positions of increasing responsibility throughout Asia, Europe and North America 1980 - 2002

Based on his professional background and public company board and audit committee experience, the following qualifications led the Board to conclude that Mr. Parker should serve on AAM’s Board: his leadership and financial experience as the Chief Financial Officer of Harman International Industries, Inc. and of ABB; his responsibilities for mergers and acquisitions, information technology, internal audit and tax; the breadth of his management experience over global operating activities, capital allocation structures and developing and implementing strategic plans; and his subject matter knowledge in the areas of finance, investments, audit and accounting, strategic planning, human capital management and risk management.

Age: 64	Other Public Company Directorships	Directorship (not-for-profit)
Director Since: 2018	TriMas Corporation since March 2015 Apogee Enterprises, Inc. since May 2018 nVent Enterprises Plc. since May 2018	–Stamford, Connecticut YMCA
Committees:
Audit
Nominating/Corp Gov

Table of Contents	Election of Directors

John F. Smith	Principal, Eagle Advisors LLC

	Current and Past Positions	Key Qualifications and Experience
Principal, Eagle Advisors LLC (strategy development and performance improvement consulting) since 2011

Positions at General Motors:

Group Vice President, Corporate Planning and Alliances (most recent position)
2000 - 2010
General Manager, Cadillac Motor Car
1997 - 1999
President, Allison Transmission
1994 - 1996
Vice President, Planning; International Operations, Zurich Switzerland
1989 - 1993
Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Smith should serve on AAM's Board: his leadership experience in the automotive industry; the breadth of his management experience with General Motors international operations; and his subject matter knowledge in the areas of manufacturing, finance, innovation and technology, strategic planning, human capital management and risk management.
Directorship (not-for-profit)
–Jeremie Rising
Age: 72	Public Company Directorship
Director Since: 2011	TI Fluid Systems plc (TI Automotive) since 2017
Committees:
Audit	Previous Directorships
Technology (Chair)	CEVA Logistics, AG 2013 - April 2019 Covisint Corporation 2016 - 2017 Arnold Magnetics 2015 - 2016 Plasan Carbon Composites 2013 - 2014 Smith Electric Vehicles Corp. 2012 - 2014
Executive

Table of Contents	Corporate Governance

Corporate Governance
Corporate Governance Highlights
At AAM, we believe that strong corporate governance contributes to long-term shareholder value. We are committed to sound governance practices, including those described below.

Independence	Accountability
–9 of 10 directors are independent
–Lead Independent Director
–Committees comprised of only independent directors (except Executive Committee)
–Independent directors meet regularly in executive session without management present
–Proactive shareholder engagement program –Proxy access by-laws –Majority vote for directors in uncontested elections –Candid Board and committee evaluation process –Commitment to Board refreshment

Sound Practices	Risk Management
–Board policy requires inclusion of women and minority candidates in the selection process for every open seat
–Nominating/ Corporate Governance Committee oversight of sustainability program and human capital management, including DEI initiatives and succession planning
–Director education, including a recent DEI awareness workshop
–Stock ownership requirements for directors and executive officers
–Hedging or pledging of AAM stock is prohibited

–Active Board oversight of AAM's overall risk management structure
–Individual Board committees oversee risks related to their areas of responsibility
–AAM has robust risk management processes throughout the Company
–The Board and its committees receive regular updates from management on top enterprise risks and related risk mitigation activities
–AAM performs thorough risk assessments, including a recent climate risk scenario analysis, cybersecurity risk assessment and a product life cycle assessment

Active Engagement with our Shareholders
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and corporate responsibility. This outreach is in addition to the ongoing communication between our shareholders and our Chairman & Chief Executive Officer, Executive Vice President & Chief Financial Officer and Investor Relations team on AAM's financial performance and strategic objectives.

Investor Communication Program	Board Involvement	Annual Shareholder Outreach Program

–Senior management participation in conferences
–One-on-one and group meetings
–Events held at AAM locations featuring innovations in technology/electrification
–Day-to-day interaction with Investor Relations

–Lead Independent Director/Compensation Committee Chair participates in outreach meetings
–Board considers shareholder feedback and shareholder vote in decision making
–Board reviews disclosure enhancements

–Fall/Winter outreach seeking engagement with shareholders and occasionally with proxy advisory firms
–Led by CFO and Investor Relations Department
–Board and management discuss shareholder feedback and the Board's response

Table of Contents	Corporate Governance

Board Responsiveness to Shareholder Feedback
As part of our annual shareholder outreach program, we contacted more than 25 of our largest shareholders representing approximately 72% of outstanding shares. Our CFO and Investor Relations Director led this engagement and discussed the topics described below. Our CFO reported shareholder feedback to the Board for consideration in its decision-making.

Shareholder Engagement Topics

☑	Board involvement in ESG program	☑	Link between ESG performance and incentive compensation

☑	Diversity, equity and inclusion initiatives	☑	Selection process for Board candidates

☑	Human capital management	☑	Board oversight of risk

☑	Board refreshment and diversity	☑	Separation of Chairman and CEO roles

☑	Shareholder rights	☑	Classified Board
Based on shareholder feedback, the Board has become acutely aware of shareholder expectations regarding Board oversight of AAM's Sustainability Program. The Board is actively engaged in overseeing AAM's continued progress in advancing critical DEI initiatives and in setting our science-based environmental goals.Also in response to shareholder feedback, the Compensation Committee decided to allocate 10% of the 2022 annual incentive program to the achievement of ESG/sustainability objectives. This action directly links an incentive pay outcome to ESG/sustainability performance. To further drive sustainability performance throughout the organization, the Company also added a sustainability element to the annual incentive program for salaried associates worldwide.
To advance director skills and Board effectiveness, the Board held a special session in 2022 to focus on building its DEI capabilities and unconscious bias awareness and on promoting conscious inclusion as a Board. This learning plays a key role in the Board's decision making and oversight of AAM's efforts to advance a respectful and inclusive culture. We believe these initiatives drive superior performance and are critical to advancing AAM's overall business strategy.

Director Independence
The Board has adopted Director Independence Guidelines to assist in determining the independence of our directors under the independence standards of the New York Stock Exchange (NYSE). The Director Independence Guidelines are included in AAM’s Corporate Governance Guidelines, which are available on our website at aam.com/investors/governance. The Board annually reviews and determines, on the recommendation of the Nominating/Corporate Governance Committee, whether any director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company.
In February 2023, the Board reviewed the independence of each director, applying the independence standards set forth in our Corporate Governance Guidelines. Based on these independence standards and the relevant facts and circumstances, the Board determined that no director other than Mr. Dauch, our CEO, has a material relationship with AAM and that each director other than Mr. Dauch is independent. Mr. Dauch is not independent because of his employment with AAM.

Table of Contents	Corporate Governance

Board Leadership Structure
Our Board consists of a combined Chairman and CEO role, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with sound governance practices, provides effective and independent oversight of the Company.
The Chairman and CEO role brings to the Board the experience and expertise of both the Company and the automotive industry. Mr. Dauch's skills and experience are well-suited for the role of Chairman, putting the Board in the best position to identify and assess key industry drivers and changes in the competitive landscape while determining business strategies. In light of the opportunities and challenges facing AAM, the Board believes that shareholders are best served by having Mr. Dauch serve in the combined role of Chairman and CEO.
While our independent directors bring diverse experiences and expertise from various perspectives outside AAM, Mr. Dauch's in-depth knowledge of our business enables him to identify important areas of focus for the Board and effectively recommend appropriate agendas. The combined role of Chairman and CEO facilitates information flow between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.
Lead Independent Director
Our Board leadership structure is further enhanced by a Lead Independent Director. The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and the CEO to ensure the Company is well positioned with sound strategy, robust risk management and effective governance. The Lead Independent Director's key responsibilities are to:
–preside at executive sessions of independent directors;
–call special executive sessions of independent directors, as appropriate;
–serve as liaison between the independent directors and the Chairman & CEO;
–inform the Chairman & CEO of issues arising from executive sessions of the independent directors; and
–with Board approval, retain outside advisors who report to the full Board on matters of interest to the Board.
Mr. McCaslin currently serves as Lead Independent Director.
Board Meetings
Under AAM's by-laws, regular meetings of the Board are held at least quarterly. Directors are expected to attend all Board meetings, meetings of committees on which they serve, and the annual meeting of stockholders. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2022, the Board held four regularly scheduled meetings and one special meeting. Overall attendance at Board and committee meetings during 2022 was 99%. All directors then in office attended the 2022 annual meeting of stockholders. All directors attended more than 98% of Board and committee meetings on which they served in 2022.
Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Technology Committee. Each of the Audit, Compensation and Nominating/Corporate Governance Committees has adopted a charter that complies with current NYSE rules relating to corporate governance. Copies of these committee charters are available at aam.com/investors/governance.
Committee membership as of March 23, 2023 the number of meetings held during 2022, and each committee's primary responsibilities are summarized below. Every committee reports on its activities to the full Board.

Table of Contents	Corporate Governance

Audit Committee

2022 Meetings: 4 Members: William P. Miller II (Chair) * James A. McCaslin Herbert K. Parker* Sandra E. Pierce John F. Smith* Samuel Valenti III	–Oversees the independent auditors' qualifications, independence and performance
–Oversees the quality and integrity of our financial statements
–Oversees the performance of our internal audit function
–Discusses with management the Company's risk assessment and risk management framework
–Approves audit and non-audit services provided by the independent auditors
–Oversees the Company's hedging and derivatives practices
*Financial Expert	–Oversees the Company's ethics and compliance program
–Oversees the Company's cyber security risk management program, including the business continuity program, and receives quarterly reports by our Chief Information Officer

Compensation Committee

2022 Meetings: 4 Members: James A. McCaslin (Chair) William L. Kozyra Peter D. Lyons Sandra E. Pierce Samuel Valenti III	–Recommends the CEO's compensation to the Board and determines the compensation of other executive officers
–Recommends incentive compensation and equity-based plans to the Board
–Approves executive officer compensation to ensure that it is designed to drive achievement of AAM's strategy and objectives while considering competitive market practices and shareholder interests
–Recommends non-employee director compensation to the Board
–Oversees management's risk assessment of the Company's policies and practices regarding compensation of executive officers and other associates
–Evaluates and approves corporate goals and objectives for executive officer compensation and evaluates performance in light of these criteria
–Oversees the preparation of the Compensation Discussion and Analysis (CD&A) and produces a Committee report for inclusion in our annual proxy statement

Nominating/Corporate Governance Committee

2022 Meetings: 4 Members: Elizabeth A. Chappell (Chair) William L. Kozyra Peter D. Lyons James A. McCaslin Herbert K. Parker Samuel Valenti III	–Identifies qualified individuals to serve on the Board and committees
–Reviews our Corporate Governance Guidelines and Code of Business Conduct and recommends changes as appropriate
–Oversees succession planning for executive officers and other key executive positions and supports the Board's succession/contingency planning process for the CEO
–Oversees evaluation of the Board and its committees
–Reviews committee charters and recommends any changes to the Board
–Oversees Sustainability Program policies, strategies and performance and reviews ESG topics, including climate-related matters, with management
– Oversees human capital management, including diversity, equity and inclusion initiatives and succession planning

Table of Contents	Corporate Governance

Technology Committee

2022 Meetings: 4 Members: John F. Smith (Chair) Elizabeth A. Chappell William L. Kozyra James A. McCaslin William P. Miller II	–Advises the Board and management on the Company's strategy for innovation and technology
–Maintains awareness of market demands for technology advancements relative to product, processes and systems
–Oversees and advises management regarding product, process and systems technologies
–Reviews technology opportunities as potential ways to increase productivity, efficiency, quality and warranty performance and to support the Company's goals and objectives
–Conducts strategy discussions with the full Board
–All Board members regularly attend Technology Committee meetings

Executive Committee

2022 Meetings: 2 Members: David C. Dauch (Chair) James A. McCaslin John F. Smith	–Acts on matters requiring Board action between meetings of the full Board
–Has authority to act on certain significant matters, limited by our by-laws
–All members other than Mr. Dauch are independent

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving shareholder value. The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and compliance risks. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure and compliance committee meetings, a global ethics and compliance program and comprehensive internal audit processes.
The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which regularly report to the full Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities, as summarized in the table below.

Table of Contents	Corporate Governance

Responsible Party	Primary Areas of Risk Oversight

Full Board	Oversees overall risk management function and strategic risks. Receives regular reports from the chairs of individual Board committees on risk-related matters falling within each committee's oversight responsibilities. Also receives reports from management on particular risks facing the Company, including through the review of AAM's strategic plan.

Audit Committee	Monitors financial, operational, and compliance risks by regularly reviewing reports by management, Internal Audit, Company advisors and the independent auditors.

Regularly reviews risk management and risk assessment practices and related policies and evaluates potential risks related to internal controls over financial reporting.

Oversees the Company's cyber security and other information technology risks, controls, procedures and programs, including mitigation processes. Receives quarterly reports from the Chief Information Officer on cyber security, data protection and business continuity programs, including AAM's monitoring, auditing, implementation and communication processes, controls and procedures.

Monitors financial risks, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Compensation Committee	Monitors potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers to take unnecessary and/or excessive risks.

Nominating / Corporate Governance Committee	Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO and monitoring legal developments and trends regarding corporate governance practices.

Monitors potential risks associated with our Sustainability Program such as the potential physical risks to AAM operations under certain climate change scenarios.

Technology Committee	Monitors risks associated with the Company's product portfolio and our innovation and technology plans.

Table of Contents	Corporate Governance

Identifying and Evaluating Director Candidates
Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary to provide sound governance. To carry out its responsibilities and set the appropriate tone at the top, our Board is focused on the character, integrity and qualifications of its members, and on the Board's leadership structure and composition.
The Nominating/Corporate Governance Committee reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board composition in light of these criteria. Although specific qualifications may vary from time to time, desired qualities and characteristics include:
–high ethical character and shared values with AAM;
–high-level leadership experience and achievement at a policy-making level in business, educational or professional activities;
–breadth of knowledge of issues affecting AAM;
–special competencies, such as financial, technical, international business or other expertise, or industry knowledge;
–awareness of a director's vital role in AAM's good corporate citizenship and corporate image; and
–sufficient time and availability to effectively carry out a director's duties.
The Board as a whole should reflect a balance of knowledge, experience, skills, expertise and diversity that, when taken together, will enhance the quality of the Board’s deliberations and decisions. Consistent with this philosophy, the Board adopted a policy to include in each director search qualified candidates who reflect diverse backgrounds, including diversity of gender and race.
In addition, for incumbent directors, the Nominating/Corporate Governance Committee and the full Board consider attendance, past performance on the Board and contributions to the Board and applicable committees. These factors also were taken into consideration in nominating Mr. McCaslin, Mr. Miller and Ms. Pierce for re-election as Class II directors, each with a term expiring on the date of the 2026 annual meeting of stockholders. For Ms. Pierce, the Board considered the representation of women she brings to the Board.
Board composition reflects the Board's commitment to identify, evaluate and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders. Diversity in tenure creates a good mix of perspectives. Longer-tenured directors bring a deep understanding of the Company and continuity as new directors join the Board. Newer members bring new perspectives, expertise and diversity as the Board is refreshed to address changes in the business over time.

Table of Contents	Corporate Governance

Director Qualifications, Skills and Experience
Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary to provide sound governance. The Board's composition should reflect a balance of knowledge, experience, skills and diversity that will enhance the quality of the Board's deliberations and decision-making.
As AAM continues to advance its Sustainability Program as a strategic objective, the Board's oversight of sustainability-related matters has increased significantly. To ensure alignment of the Board's capabilities with a greater focus on the Company's DEI strategy roadmap and similar initiatives, directors were asked to identify their qualifications in the area of human capital management. All directors possess relevant knowledge and experience in this area.
Board Skills and Qualifications

Industry Experience
10
CEO/COO Experience
6
International Business
6
Strategic Planning
7
Innovation and Technology
5
Financial Expertise
5
Business Development
8
Legal/Regulatory
2
Human Capital Management
10
Risk Management
10

Board Composition

Independence	Tenure
90%	11
Independent	Average Years of Service

Age	Diversity
68	30%
Average Age	2 Women 1 Black

Communicating with the Board
Our Board and management team value the opinions and feedback of our shareholders, and we engage with stockholders throughout the year on a variety of issues, including our executive compensation program and corporate governance. Shareholders and other interested parties who wish to communicate with us on these or other matters may contact our Investor Relations Department by email at investorrelations@aam.com or by mail at One Dauch Drive, Detroit, Michigan 48211-1198 (corporate address).
Shareholders or other interested parties may communicate with the Board through the Secretary of AAM by e-mail at AAMBoardofDirectors@aam.com or by mail at the corporate address above. The Board has instructed the Secretary to review all such communications and to exercise his discretion not to forward correspondence to the Board that is inappropriate, such as advertising and business solicitations, routine business matters and personal grievances. However, any director may instruct the Secretary to forward any communication received by the Secretary on behalf of the Board.

Table of Contents	Corporate Governance

Corporate Governance and Sustainability Policies
Because we believe corporate governance is integral to creating long-term shareholder value, our Board has adopted company-wide corporate governance policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board's corporate governance objectives.
Please visit the Governance section of our website at aam.com/investors/governance to learn more about our corporate governance practices and to access the following materials:
–Corporate Governance Guidelines
–Code of Ethics for the CEO, CFO and other Senior Financial Executives (Code of Ethics)
–Charters of our Board Committees
–Code of Business Conduct
A written copy of our Code of Business Conduct and Code of Ethics also may be obtained by any stockholder without charge upon request to the AAM Investor Relations Department by email at investorrelations@aam.com or by mail at our corporate address.
Our 2022 Sustainability Report will be available on our website in April 2023. Please visit aam.com/sustainability to access our Sustainability Report and related policies, including those listed below.
–     Environmental Policy
–Human Rights Policy
–Safety Policy
–Conflict Minerals Policy Statement
–Supplier Requirements Manual
–Anti-Corruption Policy
–Conflict of Interest Policy

Table of Contents	Compensation of Directors

Compensation of Directors
The Compensation Committee has authority to develop and recommend to the full Board non-employee director compensation policies and programs. The Committee retains Meridian Compensation Partners LLC (Meridian) to advise when setting non-employee director compensation to ensure it is market-based and aligned with shareholder interests.
AAM's compensation program for our non-employee directors is designed to meet the following objectives:
–recognize the significant investment of time and expertise required of directors;
–align the directors' interests with the long-term interests of our shareholders; and
–ensure that the compensation of directors is well received by our shareholders.

2022 Annual Retainer and Committee Chair Retainers

Annual retainer	$110,000
Committee chair annual retainer:
Audit Committee chair	25,000
Compensation Committee chair	20,000
Other committee chair	15,000
Lead Independent Director annual retainer	35,000
2022 Board Compensation and Annual Equity Grant
In 2021, based on a Meridian market benchmark analysis that compared our Board compensation to that of our comparative peer group, the Board approved an increase of $5,000 to each of the Committee chairs and the Lead Independent Director annual retainers effective January 1, 2022. In order to further align Board compensation levels with the market median of our peer group, the Board also approved an increase in the annual equity grant value to $135,000 effective January 1, 2022. This was the first increase in Board compensation since 2017.
Non-employee directors serving on the Board on the date of the 2022 annual meeting received a grant of 19,095 restricted stock units (RSUs) with a grant date value of $135,000. The RSUs are payable in stock and vest in one year, unless vesting is accelerated upon death, disability or a change in control. Non-employee directors may elect to defer settlement of RSUs until after termination of service from the Board.
Director Stock Ownership Guidelines
Our non-employee director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times the director annual cash retainer. Non-employee directors are expected to meet the guidelines within five years from the date of election to the Board. For purposes of meeting these guidelines, shares owned directly, deferred RSUs and unvested RSUs are counted. Current stock ownership of non-employee directors is shown in the Beneficial Stock Ownership table.
Anti-hedging and Anti-pledging policy
Non-employee directors are prohibited from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of AAM stock is also prohibited.

Table of Contents	Compensation of Directors
Director Compensation Table
Total 2022 compensation of our non-employee directors is shown below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Elizabeth A. Chappell	125,000	135,002	400	260,402
William L. Kozyra	110,000	135,002	1,100	246,102
Peter D. Lyons	110,000	135,002	400	245,402
James A. McCaslin	165,000	135,002	300	300,302
William P. Miller II	135,000	135,002	400	270,402
Herbert K. Parker	110,000	135,002	400	245,402
Sandra E. Pierce	110,000	135,002	400	245,402
John F. Smith	125,000	135,002	400	260,402
Samuel Valenti III	110,000	135,002	1,300	246,302
(1)Fees earned in 2022 for annual, committee chair and lead director retainers.
(2)Reflects the full grant date fair value of RSUs granted on May 5, 2022 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined by applying the assumptions used in our financial statements. The grant date fair value of equity awards was calculated using the closing market price of AAM common stock on the grant date ($7.07). See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022 for assumptions underlying the valuation of equity awards.
(3)The Company reimburses non-employee directors for travel and related out-of-pocket expenses in connection with attending Board, committee and stockholder meetings. From time to time, the Company invites spouses of non-employee directors to attend Company events associates with these meetings. The Company pays for spousal travel and certain other expenses and reimburses non-employee directors for taxes attributable to the income associates with this benefit. Amounts reflect reimbursement of taxes on this income.

As of December 31, 2022, each non-employee director had the number of outstanding RSUs (including those deferred) shown below.

Name	Restricted Stock Units Outstanding (#)
Elizabeth A. Chappell	87,963
William L. Kozyra	93,530
Peter D. Lyons	97,542
James A. McCaslin	110,303
William P. Miller II	120,556
Herbert K. Parker	19,095
Sandra E. Pierce	69,957
John F. Smith	119,014
Samuel Valenti III	31,903

Table of Contents	Beneficial Stock Ownership

Beneficial Stock Ownership
The following tables show the number of shares of AAM common stock beneficially owned by:
–each person known to us who beneficially owns more than 5% of AAM common stock;
–each of our non-employee directors as of March 9, 2023;
–each of the named executive officers shown in the Summary Compensation Table; and
–all directors and executive officers as a group as of March 9, 2023.
A beneficial owner of stock is a person who has voting power (the power to control voting decisions) or investment power (the power to cause the sale of the stock). All individuals listed below have sole voting and investment power over the shares (unless otherwise noted). The beneficial ownership calculation includes 116,814,929 shares of AAM common stock outstanding on March 9, 2023 (record date).

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners
Blackrock, Inc.(1)	18,593,723	16.20
55 East 52nd Street
New York, NY 10055
The Vanguard Group(2)	14,669,907	12.81
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(3)	5,973,542	5.20
6300 Bee Cave Road, Building One
Austin, TX 78746

Non-Employee Directors (4)
Elizabeth A. Chappell	136,090	*
William L. Kozyra	97,542	*
Peter D. Lyons	102,542	*
James A. McCaslin	137,514	*
William P. Miller II	144,564	*
Herbert K. Parker	99,957	*
Sandra E. Pierce	69,957	*
John F. Smith	130,514	*
Samuel Valenti III	31,903	*

Named Executive Officers
David C. Dauch(5)	1,598,528	1.4
Christopher J. May	256,767	*
Michael K. Simonte	543,773	*
Norman Willemse	196,352	*
Michael J. Lynch(5)	124,105	*
All Directors and Executive Officers as a Group (17 persons)	3,859,297	3.3
(*) Less than 1% of the outstanding shares of AAM common stock.
(1)Based on the Schedule amended 13G filed on January 26, 2023 by Blackrock, Inc., reporting sole voting power over 18,340,651 shares and sole investment power over 18,593,723 shares.
(2)Based on the Schedule 13G filed on February 9, 2023 by The Vanguard Group, reporting sole investment power over 14,374,257, shared voting power over 182,686 shares and shared investment power over 295,650 shares.
(3)Based on the Schedule 13G filed on February 10, 2023 by Dimensional Fund Advisors LP reporting sole voting power over 5,818,245 shares and sole investment power over 5,973,542 shares.
(4)Includes vested RSUs awarded to non-employee directors that have been deferred. For the number of RSUs held by each non-employee director, see table included in Compensation of Directors.
(5)For Mr. Dauch, amount includes 548 shares held in trusts for the benefit of his children and, for Mr. Lynch, amount includes 1,000 shares held in his spouse's trust.

Table of Contents	Corporate Governance

Related Person Transactions Policy
The Board has adopted a written policy and procedure for the review, approval and ratification of transactions involving AAM and any “related person” as defined in the policy. This policy supplements AAM’s other conflict of interest policies in our Code of Business Conduct. The Audit Committee is responsible for reviewing, approving and ratifying all related person transactions.
For purposes of this policy, a related person transaction includes any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which AAM is or is expected to be a participant, the amount involved exceeds $120,000, and a related person has or will have a material interest. A related person includes directors and executive officers and their immediate family members, stockholders owning more than five percent of the Company's outstanding common stock as of the last completed fiscal year, and any entity owned or controlled by any one of these persons.
The Audit Committee makes a determination whether a related person's interest in a transaction is material based on a review of the facts and circumstances. In deciding whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the significance of the related person's interest in the transaction.
A member of the Audit Committee may not participate in the review or vote concerning any related person transaction in which the Audit Committee member or his or her immediate family member is involved.
The policy also provides that certain types of transactions are deemed to be pre-approved by the Audit Committee and do not require separate approval or ratification.
In 2022, the Audit Committee ratified a transaction involving David C. Dauch and Century, LLC, a supplier of specialty metal products and heat treating to AAM. In September 2021, Mr. Dauch and certain members of his family made investments in Century, LLC. Mr Dauch and his brother each serve on the company's board. During 2022, Century, LLC received $674,485 in payments from AAM for ordinary course supply of products and services on terms no less favorable to AAM than terms generally available to an unaffiliated third party under the same or similar circumstances. The Committee concluded that this transaction is not inconsistent with AAM's Code of Business Conduct or the Code of Ethics for the CEO, CFO and other Senior Financial Officers.
Mr. Dauch's son, Zachary Dauch, is Director, Product Management at AAM. Zachary Dauch earned $236,400 in base salary and annual bonus for 2022. Norman Willemse's daughter, Samantha Thoma, is Manager, AAM Cost System. Ms. Thoma earned $120,078 in base salary and annual bonus for 2022. Mr. Willemse's son-in-law, Grant Acheson, is Manager, Factory Floor Business Systems and earned $141,300 in base salary and annual bonus for 2022. There is no direct reporting relationship between Mr. Dauch and his son or between Mr. Willemse and his daughter or son-in-law.

Table of Contents	Advisory Vote on Executive Compensation

Advisory Vote on Executive Compensation

Proposal 2: Advisory vote on Executive Compensation

AAM is seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) and narrative and tabular disclosures in this proxy statement. In the CD&A, we provide a detailed description of our compensation programs, including our compensation philosophy and objectives, the individual elements of executive pay, and how the programs are administered. We encourage you to review the CD&A, together with the other narrative and tabular disclosures, in considering your advisory vote on our named executive officers’ compensation (say-on-pay).
Pay for Performance Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively. Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant portion of CEO and other NEO compensation is performance-based and at risk.
Our incentive programs utilize both short- and long-term financial metrics that are aligned with our strategic business objectives. The Compensation Committee annually reviews performance metrics, targets and payouts to ensure they are challenging, stretch goals that drive performance of our long-range plan and also mitigate risk.
Shareholder Engagement
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we proactively engage with our shareholders on key topics such as corporate governance, executive compensation and sustainability. During outreach, our shareholders expressed support of our overall executive compensation program.
Although your vote on this proposal is advisory and non-binding, the Board and the Compensation Committee will consider the voting results when making future compensation decisions.

☑	The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

Table of Contents	Compensation Discussion and Analysis

Compensation Discussion and Analysis
Our executive compensation program is designed to attract, motivate and retain high quality leaders that are necessary to manage a company of AAM's size and complexity. In designing our executive compensation program, the Compensation Committee (Committee) strives to align the incentives of our named executive officers (NEOs) with the interests of our shareholders and other stakeholders by using performance metrics and challenging goals that support our business strategy and drive long-term value creation.

Named Executive Officers
The Compensation Discussion and Analysis (CD&A) provides a description of our executive compensation programs, including the Committee's underlying philosophy and decision-making process, components of compensation, and the relationship between AAM's performance and the compensation earned by our NEOs in 2022. Our NEOs for the fiscal year ending December 31, 2022, and the positions they held as of December 31, 2022, are shown below.

Named Executive Officers

David C. Dauch Chairman & Chief Executive Officer

Christopher J. May Vice President & Chief Financial Officer

Michael K. Simonte President

Norman Willemse President Forging

Michael J. Lynch Chief Operating Officer

During 2022 and continuing in 2023, the Board made organizational changes as part of the succession plan for our executive leadership team. Recent changes affecting our NEOs are described below.

–Effective January 1, 2023, Mr. May was appointed Executive Vice President & Chief Financial Officer.
–Effective March 17, 2023, Mr. Willemse retired from AAM.
–Effective March 24, 2023, Mr. Simonte will retire from AAM.
–Effective March 25, 2023, Mr. Lynch will become President & Chief Operating Officer.

Table of Contents	Compensation Discussion and Analysis

Executive Summary
2022 Financial and Performance Highlights

AAM concluded 2022 with strong cash flow performance while successfully navigating customer production schedule volatility stemming from ongoing supply chain challenges and recession-level light vehicle industry sales in the U.S. We continue to adapt to difficult market conditions by relying on our culture of innovation and operational excellence. Despite elevated costs, labor shortages, and supply chain issues, we continued to ensure continuity of supply with consistent on-time delivery and exceptional quality while delivering positive operating performance and meaningful cash flow results.

Sales	Adjusted EBITDA
$5.8B	$747M
12.9% of Sales

Cash Provided by Operating Activities	Reduced Total Debt by More Than
$449M	$150M

Actual amounts shown above do not reflect all adjustments made to determine incentive payments. See Non-GAAP Reconciliation in Appendix A and discussion of incentive payouts below.

In 2022, AAM continued to generate strong adjusted free cash flow, resulting in debt reduction and well-positioned liquidity. We maintained discipline in managing capital expenditures at historically low levels while continuing to secure and grow our core business, optimize our operations and advance our electrification product portfolio to drive future growth and position AAM as an electric propulsion supplier of choice.

2022 Highlights

☑	Began to supply electric drive units for the super high-performance Mercedes-AMG GT 63 S E PERFORMANCE vehicle	☑	Secured contracts worth over $10 billion for next-generation full-size truck axle programs with multiple customers

☑	Awarded multiple contracts to supply major global OEMs with electric components for electric vehicles	☑	Acquired Tekfor Group to leverage our core strengths, diversify geographic and customer sales mix and increase our electrification product portfolio

☑	Won three PACE Awards for our innovative electric vehicle technology and collaboration – our record number of PACE awards in one year	☑	Named by General Motors as the new axle supplier for its next-generation Colorado and Canyon pickup trucks for model year 2023

☑	Made commitment to achieve net zero carbon emissions by 2040 in our Sustainability Report	☑	Recognized by General Motors as an Overdrive Award winner at its 30th annual Supplier of the Year awards ceremony

☑	Continued strong free cash flow generation and debt reduction	☑	Recognized as one of Forbes America's Best Large Employers

Table of Contents	Compensation Discussion and Analysis
Executive Compensation Highlights
AAM is committed to engaging in constructive and meaningful communications with our shareholders. We received a favorable vote of 92% for our say-on-pay proposal in 2022. This level of support is consistent with the say-on-pay vote we received over the past five years, which has ranged from 92% to 97%. These consistently favorable results demonstrate strong shareholder support of our overall executive compensation program and the alignment of our incentive compensation goals with the Company's overall business strategy.
Compensation Program Metrics Link to Strategic Business Objectives
The following chart shows the alignment between our business strategy and incentive compensation metrics.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research & development, and other capital priorities; reduce leverage		Operational Cash Flow –2022 Annual Incentive Program (40% metric)

Develop innovative technology, including electrification, and reinvest in research & development		Free Cash Flow –2022 LTI Performance Awards (100% metric of performance-based LTI)

Secure future replacement business and achieve profitable growth while retaining flexibility to address market changes		Strategic Goals –2022 Annual Incentive Program (10%)

Drive productivity and financial performance		EBITDA margin –2022 Annual Incentive Program (40% metric)

Achieve progress on ESG priorities, including DEI initiatives and environmental goals		ESG/Sustainability Goals –2022 Annual Incentive Program (10%)

Create sustainable value for shareholders and align with our shareholders' experience		Relative TSR –2022 LTI Performance Awards (modifier -15% or +15%)

New for 2022: In response to shareholder feedback, the Committee updated the design of the AAM Incentive Compensation Program for Executive Officers to create a standalone component allocated to ESG/sustainability performance. For 2022, 10% of the annual incentive opportunity for executive officers is directly linked to achievements related to key ESG priorities. To further drive sustainability performance throughout the organization, the Company added a sustainability element to the 2022 annual incentive program for salaried associates worldwide.

Table of Contents	Compensation Discussion and Analysis
Pay for Performance Alignment
Total direct compensation consists of base salary plus target annual and long-term incentive compensation. Total direct compensation for each NEO may be above or below the 50th percentile of our comparative peer group based on various factors, including an individual's level of responsibility, demonstrated skills and experience, significance of position, contribution to Company performance, time in position, potential for advancement and internal pay equity considerations. The Committee generally sets performance objectives for annual and long-term incentive compensation so that targeted total direct compensation levels can be achieved only when target performance objectives are met. Consequently, actual pay may vary from targeted levels based on achieved performance against pre-established performance objectives.
The following chart illustrates the allocation of 2022 total direct compensation components at target for our CEO and for our other NEOs (average) as a group as of December 31, 2022. This analysis highlights the Company's emphasis on long-term and at-risk compensation.

Table of Contents	Compensation Discussion and Analysis

Compensation of Executive Officers
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with shareholder interests and pays competitively.

Supports Business Strategy	Market Competitive	Aligned with Shareholder Interests

–Programs utilize incentive metrics aligned with business strategy
–Rigorous performance goals as key drivers of enterprise value creation
–88% of CEO compensation is variable and at risk
–The 2022 annual incentive program has a strategic objective and an ESG/sustainability objective, each weighted 10%

–Attract and retain executive talent
–Benchmark pay against a peer group of similarly sized companies
–Target direct compensation between the 50th and 75th percentile
–Incentive awards align with operational results and shareholder value creation

–Mix of annual and long-term incentive ("LTI")I balances focus between short-term results and long-term share appreciation
–Significant portion of LTI compensation paid in shares and performance-based
–2022 say-on-pay vote of 92%, consistent with votes over 90% for the past 5 years
–Stock ownership requirements

The foundation of our philosophy is a best practice approach to compensation governance that includes a clawback policy, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions and the exclusion of excise tax gross-ups.
Components of Compensation Program
The primary components of AAM’s 2022 executive compensation program are summarized below.

Component	Purpose	Characteristics

Base Salary	Based on level of responsibility, experience, individual performance and internal pay equity	Fixed cash component generally targeted at peer group median
Annual Incentive Compensation	Incentive to drive short-term performance aligned with strategic goals	Cash award that is at risk due to service and performance conditions
Long-Term Incentive Compensation	Incentive to drive strategic growth and value creation that supports retention of executives	A mix of performance shares, performance units and RSUs tied to financial and share performance that drives results aligned with shareholder interests
Retirement and Deferred Compensation	Provide income upon retirement	401(k) and nonqualified defined benefit and deferred compensation plans
Perquisites	Limited supplement to total direct compensation	Primary benefit is a Company-provided vehicle with AAM product content

Table of Contents	Compensation Discussion and Analysis
Decision-Making Process
Comprised solely of independent, non-employee directors, the Committee oversees compensation and benefits programs for our executive officers, including the NEOs. In its oversight of our 2022 executive compensation program, the Committee worked with its independent compensation consultant, the CEO, President, Executive Vice President & CFO and Senior Vice President, Human Resources. The CEO and these officers provided information and recommendations regarding:
–Company performance objectives and goals, which serve as a basis for incentive compensation;
–attracting, retaining and motivating executive officers;
–information regarding financial performance, budgets and forecasts; and
–industry and market conditions affecting AAM's business strategy.
Based on the Committee's recommendation, the Board exercises its judgment to approve the CEO's compensation. In setting compensation levels for other executive officers, the Committee considers the CEO's recommendations. Compensation of the CEO and executive officers is aligned with the Company's compensation philosophy. The Committee makes pay decisions based on market practice, financial performance and other factors, such as individual performance and experience, scope and responsibility of position, retention and internal pay equity.
Role of the Compensation Consultant
The Committee has retained Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant. Meridian provides the Committee with independent advice and ongoing recommendations on compensation matters related to our executive officers and non-employee directors. Meridian provides the Committee with competitive market data, peer group analyses and updates on compensation trends and regulatory developments. Meridian also works with the Company in evaluating its incentive programs and the selection of performance measures.
Meridian communicates with the Chair of the Committee prior to and following Committee meetings. Meridian also meets with management to gather information, prepare materials and review proposals to be made to the Committee. Meridian provides no other services to the Company and has no other direct or indirect business relationships with AAM or any of its subsidiaries or affiliates. Based on information provided by Meridian, the Committee assessed Meridian's independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Committee.

Table of Contents	Compensation Discussion and Analysis
Peer Group and Market Analysis
The Committee annually reviews the composition of our comparative peer group and makes adjustments to reflect changes in our business, as well as industry and market conditions. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements, understanding compensation trends among comparable companies and reviewing other compensation and governance-related topics. Peer companies are selected primarily based on the following criteria:
–total revenue and market capitalization;
–competitors in industry segment;
–complexity of global business and operations; and
–competition for talent and investor capital.
The Committee changed the comparative peer group to benchmark executive 2022 compensation as shown in the chart below.

2021 Peers		2021 to 2022 Changes	2022 Peers

Adient plc
Aptiv PLC
BorgWarner Inc.
Cooper-Standard Holdings Inc.
Cooper Tire & Rubber Company
Dana Incorporated
Delphi Technologies PLC
Flowserve Corporation
Goodyear Tire & Rubber Company
Lear Corporation
Meritor, Inc.
Navistar International Corporation
OshKosh Corporation
Parker-Hannifin Corporation
Rockwell Automation
Tenneco Inc.
Terex Corporation
Trinity Industries, Inc.
Visteon Corporation
ADDITIONS
Adient plc
Aptiv PLC
BorgWarner Inc.
Cooper-Standard Holdings Inc.
Dana Incorporated
Flowserve Corporation
Garrett Motion Inc.
Goodyear Tire & Rubber Company
LCI Industries
Lear Corporation
Meritor, Inc.
OshKosh Corporation
Parker-Hannifin Corporation
Rockwell Automation
Tenneco Inc.
Terex Corporation
The Timken Company
Trinity Industries, Inc.
Visteon Corporation

More closely aligned with the size and complexity of our business, our industry and competition for talent Garrett Motion Inc. LCI Industries The Timken Company

+

REMOVAL
Removed due to being acquired Cooper Tire & Rubber Company Delphi Technologies PLC Navistar International Corporation

-

AAM's revenues are slightly below the median of the peer group. The Committee believes our comparative peer group remains aligned with the size and complexity of our business, competitors in our industry segment and competition for talent and investor capital. This peer group enables the Committee to effectively evaluate our compensation programs.

Table of Contents	Compensation Discussion and Analysis
2022 Changes to Executive Officer Compensation
CEO Compensation
In November 2021, the Committee approved adjustments to Mr. Dauch’s compensation effective January 1, 2022. For the first time in eight years, Mr. Dauch received an increase in base salary. Set at $1,250,000, his base salary increased by approximately 9%. Mr. Dauch also received an increase in his target annual incentive opportunity to 150% of base salary and an increase in his target long-term incentive opportunity to 575% of base salary. Also in 2022, Mr. Dauch received an annual perquisite allowance of $50,000 instead of the Company covering costs of certain perquisites. The table below shows these adjustments.

	2022	2021
Base Salary	$1,250,000	$1,150,000
Target Annual Incentive	$1,875,000	$1,552,500
Target Long-Term Incentive	$7,187,500	$5,750,000

The Committee emphasized the importance of performance-based compensation by increasing Mr. Dauch’s target annual and long-term incentive opportunities, which are both at-risk and conditioned on performance achievements.
In determining these adjustments, the Committee considered numerous factors, including pay levels of CEOs at key competitors and its desire to retain Mr. Dauch, considering his extensive industry experience, leadership capabilities and vision. The Committee views Mr. Dauch as a strong, seasoned CEO who has navigated AAM through challenging times and has delivered outstanding operational and financial performance over the last several years compared to the Company's immediate peers. The Committee recognizes that the level of talent required as CEO is in high demand, especially as the automotive industry transforms and new entrants seek proven talent to lead them in achieving their goals. Replacing leadership talent in the current competitive market remains difficult. The Committee believes Mr. Dauch provides stability to AAM and can continue to drive growth and diversification and provide innovative technology leadership focused on electrification, lightweighting, efficiency and performance that will provide value to our shareholders.
Other NEO Compensation
Effective January 1, 2022, the Committee approved an increase in base salary for Mr. May of approximately 12% to $615,000. This adjustment was made to better align Mr. May’s total compensation to the 50th percentile of our comparative peer group and to acknowledge his continued dedicated service to AAM.
On December 1, 2022, Mr. Lynch was appointed Chief Operating Officer. In connection with the increase in responsibilities of his new position, the Committee approved adjustments to Mr. Lynch's compensation. These adjustments consisted of an increase in base salary of approximately 23% to $675,000, an increase in Mr. Lynch's target annual incentive opportunity to 100% of base salary and an increase in his target long-term incentive opportunity to 250% of base salary.
The direct compensation elements of our NEOs are discussed in further detail below.

Table of Contents	Compensation Discussion and Analysis

Direct Compensation Elements
Base Salary
In determining salary levels for each of our NEOs, the Committee considers factors such as financial and operational performance, leadership, development, time in position, succession planning, internal pay equity and market demand for talent in key positions. The Committee also considers each NEO's current base salary as compared to the salary range and median salary practices of our peer group.

Base Salaries as of December 31,	2022	2021	% Change
David C. Dauch	$1,250,000	$1,150,000	9%
Christopher J. May	$ 615,000	$ 550,000	12%
Michael K. Simonte	$ 750,000	$ 750,000	—%
Norman Willemse	$ 600,000	$ 600,000	—%
Michael J. Lynch (effective December 1, 2022)	$ 675,000	$ 550,000	23%

Incentive Compensation
Annual Incentive Compensation
Each NEO's annual incentive compensation is based on achieved results against financial and strategic targets approved by the Committee under the AAM Incentive Compensation Program for Executive Officers. Payment of annual cash incentive awards is permitted to the extent the Company meets or exceeds threshold performance levels.
In setting the 2022 annual incentive program performance measures, the Committee considered the importance of balancing financial and strategic and sustainability objectives in achieving short-term financial targets and executing long-term strategy for value creation. The 2022 annual incentive awards are designed to drive operational performance and advance key strategic and ESG/sustainability initiatives.

Financial Measures (80% of annual award)
In February 2022, the Committee decided that 80% of the annual incentive award would be based on EBITDA margin and operational cash flow, each weighted 40%. EBITDA margin was selected to support our strategy of maintaining a flexible cost structure and protecting margins despite the impact of inflation, increased research and development spending and metal market cost recoveries. The EBITDA margin target exceeds the performance of a majority of our competitor peer group companies. Operational cash flow was selected to further focus management on our annual cash flow target achievement to reduce debt and on the capital intensity of our business profile. Achieving the operational cash flow target would require disciplined capital management and optimization. These financial targets are aligned with each other, and both targets were intended to drive superior performance.

Strategic Objectives (10% of annual award)
The Committee determined that 10% of the annual incentive program would be based solely on the achievement of strategic objectives that are designed to emphasize the importance of continuous effort and focus on our priorities that support AAM as a premier global Tier 1 automotive supplier including:
–securing new business with a focus on hybrid and electrification applications;
–encouraging a spirit of innovation to advance technology leadership and electrification;
–continuing to strengthen the balance sheet;
–achieving strategic initiatives that align with capital allocation priorities;
–managing successful customer relationships for the long-term benefit AAM; and
–advancing AAM's Operating System and supporting business systems for long-term competitive advantages.

Table of Contents	Compensation Discussion and Analysis
ESG/Sustainability Objectives (10% of annual award)
In response to shareholder feedback, the Committee decided to allocate 10% of the 2022 annual incentive program to the achievement of ESG/sustainability objectives. This design change directly aligns an incentive pay outcome with meaningful advancements in our Sustainability Program.
The ESG/sustainability component was designed to emphasize the importance of the attainment of sustainability goals as described below.
–Demonstrating progress on AAM's DEI strategy roadmap.
–Supporting environmental sustainability performance initiatives, including climate-related actions and reporting.
–Achieving environmental sustainability goals.
–Meeting expectations of customers on ESG initiatives to maintain a competitive advantage in future business growth opportunities.
–Demonstrating continuous improvement in AAM's Sustainability Report disclosures and positive recognition by shareholders and other stakeholders.
–Introducing new supplier diversity initiatives with measurable goals.
–Incorporating a sustainability element into salaried associate incentive compensation and performance evaluations.
2022 Award Payouts
During 2022, the automotive industry experienced significant disruptions in the supply chain, including a shortage of semiconductor chips used by our customers, increased metal and commodity costs, higher utility costs, increases in transportation costs, higher labor costs and labor shortages. As a result, AAM experienced increased volatility in our production schedules, higher inventory levels and increased labor costs, all of which negatively impacted our results of operations and cash flows.
Despite these challenges, we successfully managed factors we could control and delivered positive results in 2022 amid the lowest light vehicle sales in the United States that the industry has experienced in 11 years.

Adjusting to meet market challenges	Managing what we can control

AAM's Solid 2022 Operating Performance

Advancing electrification across our product portfolio	Moving forward ESG objectives
Financial Measures EBITDA margin and Operational Cash Flow (80% of annual award)
In establishing the financial measures, the Committee challenged leadership to deliver results that are rigorous yet achievable considering the market challenges facing the Company and the industry. The Committee considered the projected adverse impact of non-controllable factors that were known at the time, including an estimated level of productive material cost inflation and metal market cost recoveries as well as ongoing supply chain constraints and semiconductor chip shortages affecting our customers. The Committee also considered the Board's expectation that AAM would continue to invest in research and development to support AAM's electrification strategy and continue to improve the balance sheet by reducing long-term debt. Based on these projections, the Committee set targets at levels that would require management to deliver superior performance and top-tier industry margins in 2022.
As the year progressed, macroeconomic conditions worsened more than expected and the onset of the war in Ukraine resulted in further uncertainty and volatility, including in the availability of natural gas and other fuel and utility sources in some regions of the world. Consequently, the Company and the industry experienced significantly higher inflationary pressures and unforeseen increases in utility costs as supply chain constraints and volatile customer production schedules continued throughout the year. Despite these unanticipated events, the Committee made no adjustments in determining the award payout as permitted under the annual incentive program.

Table of Contents	Compensation Discussion and Analysis
The targets and results of the financial performance incentive measures are shown below.

	Weighting	Threshold (Payout 0%)	Target (Payout 100%)	Maximum (Payout 200%)	2022 Actual Performance(1)	% of Target Earned	2022 Actual Payout(2)
EBITDA Margin	40%	11.0%	13.50%	15.00%	13.06%	82%	33%
Operational Cash Flow	40%	$400 million	$550 million	$625 million	$573 million	131%	52%
(1) Excludes restructuring and acquisition-related costs of $30.2 million, Malvern fire insurance recoveries, net of charges ($39.1), debt refinancing and redemption costs of $6.4 million, gain on bargain purchase of business ($13.6), unrealized loss on equity securities of $25.5 million and other adjustments of $5.0 million. For purposes of calculating performance under the annual incentive program, amounts also reflect adjustments related to the acquisition of Tekfor Group. See Non-GAAP Reconciliation in Appendix A.
(2) Reflects % of Target Earned multiplied by each respective metric weighting of 40%.

Despite external challenges, we continued to make investments in research and development and advance our electrification product portfolio to drive future growth and position AAM as an electric propulsion supplier of choice. In addition, the leadership team:
–demonstrated the value of deep industry experience by adapting to difficult market conditions;
–continued to instill a culture of innovation and operational excellence by ensuring continuity of supply with consistent on-time delivery and exceptional quality; and
–controlled capital expenditures at record low levels.
While navigating volatile market conditions, macroeconomic pressures and industry disruptions during 2022, we continued to deliver one of the highest EBITDA margins* among our competitor peer group.
Competitor peer group average comprises ADNT, ALV, AXL, BWA, DAN, LEA and MGA.
*Actual amounts shown above do not reflect all adjustments made to determine incentive payments. See Non-GAAP Reconciliation in Appendix A.

To deliver performance at this level, the leadership team effectively managed ongoing pressures on margin performance, including inflation, customer pricing demands, supply chain constraints, capacity utilization issues and overall equipment effectiveness.
The positive operational cash flow delivered in 2022 reflects management's discipline in controlling capital expenditures at the lowest level as a percentage of sales in the Company's history. With this cash flow from operations, AAM continued to invest in our business, reduce long-term debt and improve our balance sheet – key priorities for the Company.
The 2022 annual incentive financial measure payout is approximately 50% of the 2021 annual incentive payout for financial measures. This directionally aligns decreases in the annual incentive program payout with EBITDA margin and operational cash flow performance in 2022 as compared to 2021.

Table of Contents	Compensation Discussion and Analysis
Strategic Measures (10% of annual award)
The Committee evaluated the leadership team's 2022 performance against our strategic objectives to determine the award payout for 10% of the total 2022 annual incentive. In assessing strategic performance, the Committee concluded that significant measurable actions resulted in accomplishments that continue to build and secure the core foundation of AAM, advance the Company's most critical growth initiatives, including electrification, and support a culture of innovation for long-term success. These accomplishments are described below.
–Secured new business with a focus on hybrid and electrification applications and increased our new electrification business backlog with awards of the first electric-beam axle with EKA Mobility and to supply components for electric vehicles for multiple OEMs.
–Advanced technology leadership and electrification by winning three Automotive News PACE awards for innovation and collaboration – a record number for AAM in one year – and participating in the Computer Electronic Show, which included a ride-and-drive event with investors and media attendees.
–Continued to strengthen our balance sheet by reducing debt by more than $150 million in 2022 as well as refinancing and extending maturities of the revolving credit agreement and senior notes to extend debt maturity at a lower interest rate. This achievement extended a multi-year plan to reduce long-term debt – $1.3 billion since 2017 – despite obstacles presented by COVID, the semiconductor chip shortage and supply chain constraints.
–Achieved strategic initiatives aligned with capital allocation priorities by acquiring Tekfor Group in June 2022.
–Continued our successful customer relationship management through the successful launch of 17 product programs and by being honored with the GM Overdrive Award for the sixth consecutive year..
–Significantly advanced AAM's operating system and supporting business systems by integrating our environmental operating system module (E4) into the operating system and updating AAM's S4 safety program to include electrical systems safety.
In consideration of meaningful anticipated long-term impact of these achievements, the Committee approved a maximum payout of 200% for the attainment of the strategic priorities described above.
ESG/Sustainability Measures (10% of annual award)
The Committee evaluated the management team's 2022 performance against ESG/sustainability objectives to determine the award payout for 10% of the total 2022 annual incentive. In assessing ESG/sustainability performance, the Committee concluded that significant measurable actions were taken to advance AAM's Sustainability Program to a new level. These accomplishments are described below.
–Demonstrated meaningful progress along our DEI strategy roadmap, including hiring AAM's first Director of DEI, launching AAM's 2+1 global DEI program, conducting an associate engagement survey and creating action plans in response to the result,s and adding three new associate resource groups. Our progress earned AAM recognition by being placed on the Forbes list of Best Employers for Diversity.
–Supported our environmental initiatives by significantly improving AAM's CDP climate change report score to an A- (from a C), exceeding the industry average, and by completing a climate scenario analysis, product lifecycle assessment and a GRI standards-based materiality assessment to establish material ESG topics for disclosure in AAM's 2023 Sustainability Report.
–Enhanced disclosures in AAM's Sustainability Report, which improved ISS quality scores for Environmental and Social and received positive feedback from investors during our annual outreach campaign.
–Revised our annual incentive compensation program for salaried associates to include a sustainability element for 2022.
In consideration of these achievements and their expected long-term impact, the Committee approved a maximum payout of 200% payout for the attainment of the ESG/sustainability priorities described above.
Financial, Strategic and ESG/Sustainability Performance
Based on the actual achievement of the annual incentive financial performance measures, strategic and ESG/sustainability performance described above, the NEOs received 2022 annual incentive payouts of 125% of target. The amounts paid are shown in the Summary Compensation Table.

Table of Contents	Compensation Discussion and Analysis
Annual Incentive Award Target Opportunities
The NEO annual incentive target opportunities are as follows:

	2022	2021
	Target Opportunity (as a % of base salary)	Target Opportunity (as a % of base salary)
David C. Dauch	150%	135%
Christopher J. May	80%	80%
Michael K. Simonte	100%	100%
Norman Willemse	80%	80%
Michael J. Lynch (effective December 1, 2022)	100%	80%

Long-Term Incentive Compensation
Our LTI program is designed to reward NEOs for creating sustained shareholder value, to support ownership of Company stock and to retain and motivate executives while aligning their interests with those of our shareholders. AAM makes LTI grants to its executive officers and other executives on an annual basis, subject to the approval of the Committee. Grants are made in the first quarter of each year to coincide with the communication to executive officers of their annual cash incentive awards for the previous year’s performance. This timing increases the impact of the awards by strengthening the link between pay and performance.

2022 LTI Award Overview

Form of Award
	Performance Awards	RSUs
LTI Mix	50%	50%

Objective	Drive performance of strategic business objectives	Retain NEOs and provide shareholder alignment

Performance Measure	Free Cash Flow	Continued service with AAM

Competitor Peer Group for Relative TSR	Adient plc Autoliv Inc. BorgWarner Inc. Dana Incorporated Lear Corporation Magna International Inc. Meritor Inc *. Tenneco Inc.* *Removed during 2022 due to acquisition	Not applicable
Award Payout Modifier of -15% or +15%	Relative TSR	Not applicable

Performance / Vesting Period	Subject to achievement of performance measures over a 3-year period	Cliff vest on the 3rd anniversary of grant

Settlement	Performance Shares (25%) - Common stock Performance Units (25%) - Cash	Common stock

Table of Contents	Compensation Discussion and Analysis
Our competitor peer group is used to assess relative performance for establishing long-term incentive award performance levels. The competitor peer group consists of companies that compete with AAM for capital and operate in similar markets. These companies serve as an appropriate benchmark because of the likelihood that they will experience similar industry conditions over a three-year business cycle.
For 2022, the Committee determined that 50% of the total 2022 LTI award would continue to be in the form of RSUs as a retention tool during this time of significant uncertainty and volatility resulting from the ongoing industry economic conditions and the industry pivot to electrification. This provides a retention portion of the LTI awards to maintain a strong and stable leadership team, while retaining a significant portion, or 50% as performance-based awards.
Total 2022 LTI awards are 75% denominated in shares with the remainder denominated in cash.
Changes to 2023 LTI Form of Awards
The Committee has remained committed to increasing the emphasis on performance-based awards. Considering this area of emphasis, in February 2023, the Committee evaluated the relative proportion of RSU and performance-based awards and determined that the performance-based portion of the total 2023 LTI award would be increased from 50% to 60% to further drive the achievement of superior financial results.The remaining portion of the 2023 LTI awards are in the form of RSUs as the retention portion of the award.
Performance-based LTI
The Committee evaluated the performance measures for 2022 LTI awards to align with our business strategy. A key strategic objective is to strengthen our balance sheet and continue to provide for profitable growth, research and development of innovative technology and other capital priorities. Free cash flow is a critical driver to reduce leverage and ultimately convert value to shareholders. Due to its impact on the achievement of this key strategic objective and based on shareholder feedback, free cash flow was selected as the sole metric for the 2022 LTI performance-based awards.
To emphasize the importance of consistent annual free cash flow generation, manage volatility and generate three-year cumulative free cash flow, the Committee included annual free cash flow targets for calendar years 2022, 2023 and 2024, each weighted at 20% of target. The remaining 40% of target is based on three-year cumulative free cash flow performance. The annual free cash flow milestones are to encourage behaviors to achieve sustained strong cash flow performance early in the three-year cycle while supporting the cumulative target. No award payouts will be made until the completion of the three-year performance period.
In setting the goal rigor for 2022 – 2024 performance period, the Committee encouraged a consistent $1 billion delivery of free cash flow over rolling three-year periods. Despite higher inflationary pressure and continued market volatility, the maximum performance level is aligned with the last three-year average performance as a percentage of sales and approximates the Company's market capitalization. Performance at the maximum level would require continued achievement of near record-level free cash flow delivery.
The table below shows the threshold, target and maximum free cash flow for calendar years 2022, 2023, 2024, the three-year cumulative performance period and relative TSR performance levels to be used in determining the payouts of these awards for the performance period January 1, 2022 through December 31, 2024.

Free Cash Flow	Weighting	Threshold	Target	Maximum
2022	20%	$200 million	$250 million	$300 million
2023	20%	$200 million	$250 million	$300 million
2024	20%	$200 million	$300 million	$400 million
3-yr Cumulative	40%	$600 million	$800 million	$1 billion
Payout %		50%	100%	200%

Table of Contents	Compensation Discussion and Analysis
As relative TSR continues to be an important measure of performance because of its alignment with shareholder value creation, the Committee added a relative TSR modifier to the performance-based awards. Award payouts may be decreased by 15% or increased by 15% based on relative TSR performance over the performance period.

TSR Percentile Rank	Threshold	Target	Maximum
3-yr Cumulative	Below 25th	Between 25th - 74th	75th and above
Modifier	(15)%	—%	15%

LTI Award Values
The table below shows the 2022 and 2021 target LTI for our NEOs.

	2022 Target Long-Term Incentive Opportunity		2021 Target Long-Term Incentive Opportunity(3)
	($)(1)	%(2)	($)(1)	%(2)
David C. Dauch	7,187,500	575%	5,750,000	500%
Christopher J. May	1,537,500	250%	1,375,000	250%
Michael K. Simonte	2,250,000	300%	2,250,000	300%
Norman Willemse	1,200,000	200%	1,200,000	200%
Michael J. Lynch	1,100,000	200%	682,500	150%
(1) Amounts reflect the value the Committee considered when granting awards for 2022 and 2021. These amounts differ from the value of awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table because those tables reflect the grant date fair value of performance shares, which is based on the probable outcome of the performance metrics. The amount further differs because performance unit awards are not reported in the Summary Compensation Table until earned at the end of the performance period.
(2) Stated as a percentage of base salary at the time the award was made.
(3) Total 2021 LTI opportunities were granted at above-target levels as a retention tool for the NEOs, who are critical to the transformation of AAM in developing next-generation products and electrification, while considering current macroeconomic and industry-related uncertainty. The following table shows the total 2021 LTI opportunities for each NEO.

	Amount of LTI Increase	Total 2021 LTI Opportunity
	$	$
David C. Dauch	575,000	6,325,000
Christopher J. May	275,000	1,650,000
Michael J. Simonte	375,000	2,625,000
Norman Willemse	143,750	1,343,750
Michael J. Lynch	113,750	796,250

Table of Contents	Compensation Discussion and Analysis
Payout of 2020 Performance Awards
Sixty percent of the 2020 LTI awards granted to NEOs in 2020 were determined by Company performance. Half of the performance-based awards, or 30%, was denominated in performance shares and the remaining 30% in the form of performance units denominated in cash. Payout of the awards was based on free cash flow over the three-year performance period January 1, 2020 through December 31, 2022. Free cash flow was selected as the sole metric for the 2020 LTI performance-based awards as it is a critical driver to reduce leverage and ultimately convert value to shareholders.
In February 2020, the Committee emphasized goal rigor and challenged the senior leadership team to deliver $1 billion in adjusted free cash flow, which approximates the Company's market capitalization over a three-year period. By design, the maximum target was set at a level that would require management to deliver the highest free cash flow performance in AAM's history.
Despite unprecedented market conditions during the performance period, including the COVID-19 pandemic, production volatility resulting from semiconductor chip shortages experienced by our customers and supply-chain challenges, the management team delivered over $1 billion of adjusted free cash flow. This achievement has enabled AAM to reduce long-term debt and maintain liquidity during market turbulence and continue to invest in our future as a global leader in electrification propulsion while maintaining and growing our profitable core business.

Table of Contents	Compensation Discussion and Analysis
As TSR is an important measure because of its alignment with shareholder value creation, the Committee also included a relative TSR modifier in the 2020 performance-based awards. Award payouts may be decreased by 15% or increased by 15% based on relative TSR performance over the three-year performance period.
Based on free cash flow and relative TSR performance over the three-year performance period ending on December 31, 2022, the number of shares and units earned are as follows:

	Actual Performance(1)	Payout
Adjusted Free Cash Flow	$1,047.3 million	200%

Award Modifier:
Relative TSR	Below 25th percentile	-15%
	Final Payout as a % of Target	170%
(1) Excludes restructuring and acquisition-related costs. See Non-GAAP Reconciliation in Appendix A.
Although permitted by the LTI plan, no adjustments for the impact of COVID or other unanticipated macroeconomic events were made in determining the earned awards under the 2020 performance-based awards. The portion of the cash-denominated performance unit awards are reported in the Summary Compensation Table for 2022 as these awards are not reported until earned at the end of the performance period.
Summary of Direct Compensation
The Committee believes each pay element of direct compensation is consistent with our compensation philosophy. The Committee reviews direct compensation for each NEO and compares each compensation element to the market data of our comparative peer group. The Committee generally considers individual performance, experience, internal equity, scope and responsibility of position, retention and competitive market factors.
Direct compensation for our CEO is higher than for the other NEOs due to the CEO's breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO pay as a certain multiple of the pay of the other NEOs.

Indirect Compensation Elements
Retirement and Deferred Compensation Plans
Our NEOs participate in AAM's qualified retirement and nonqualified retirement and deferred compensation plans. Each executive officer is eligible to participate in the Company's 401(k) plan, which allows U.S. salaried participants to defer a portion of their base salary up to certain IRS limits.
The AAM Executive Retirement Savings Plan (ERSP) was adopted effective January 1, 2019. The ERSP is a nonqualified deferred compensation plan that provides certain highly-compensated associates the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. AAM provides contributions to the plan equal to a percentage of a participant's base salary and bonus paid during a calendar year less maximum eligible 401(k) Company contributions. The Company may also make discretionary contributions.
At the time the ERSP was approved, the Supplemental Executive Retirement Plan (SERP) was frozen to align our benefit programs with prevailing market practices and to reduce cost. The SERP, a nonqualified defined benefit plan, provides retirement benefits to executives that are offset by the qualified pension plan benefits.
The Company also froze the Executive Deferred Compensation Plan (EDC) to further contributions as of December 31, 2018. Existing contributions will vest and be paid in accordance with the EDC's terms.
The SERP, ERSP and EDC plans are further described in Pension Benefits and Nonqualified Deferred Compensation tables.

Table of Contents	Compensation Discussion and Analysis
Other Benefits and Perquisites
Our NEOs participate in the same medical plans as our U.S. salaried associates. A group of approximately 30 senior executives, including the NEOs, also receive supplemental life, supplemental disability, executive physicals and umbrella liability insurance benefits.
AAM provides a limited number of perquisites to senior executives, including our NEOs. Senior executives are eligible for the use of a Company-provided vehicle with AAM content as well as access to the use of a fleet demonstration vehicle. Mr. Dauch has the use of two Company-provided vehicles. Occasionally, we invite spouses of AAM executives to attend Company business events and pay for the spouse’s travel and related non-business expenses. AAM reimburses executives for taxes attributable to income associated with this benefit. We do not otherwise provide tax gross ups for executives except as available for salaried associates generally. Perquisites are further described in the footnotes to the Summary Compensation Table.

Other Compensation Matters
Severance Programs
The Company provides severance benefits to eligible NEOs under the AAM Executive Officer Severance Plan (Severance Plan) and the AAM Change in Control Plan (CIC Plan). Severance payments and benefits for Mr. Dauch and Mr. Simonte are set forth in their employment agreements.
The Committee believes that these severance programs provide competitive severance benefits that attract and retain key talent during potentially critical and uncertain periods. The programs are designed to foster stability within senior management by helping executives maintain focus on and dedication to their responsibilities to maximize shareholder value, including in the event of a transaction that may result in a change in control (CIC). These programs are also guided by our compensation philosophy and governance practices (e.g., double-trigger CIC provisions, no tax gross ups) and are aligned with those of our peers.
The Severance Plan provides severance benefits other than in connection with a CIC. Upon termination of employment by the Company without cause or resignation by a participant for good reason, each eligible executive officer will be entitled to certain severance payments and benefits, including a multiple of base salary and target bonus, prorated annual target bonus for the year of termination and continued participation in the Company's medical benefit plans for the applicable severance period.
The CIC Plan provides participants, including eligible executive officers, severance payments and benefits in the event of termination of employment on or within two years following a CIC. These benefits include a multiple of base salary and target bonus and continued participation in the Company's medical benefit plans for the applicable severance period.
Benefits under the Severance Plan and the CIC Plan are subject to execution and non-revocation of a general waiver and release of claims against the Company and compliance with certain restrictive covenants. The benefits are also subject to recoupment or clawback. Benefits provided to eligible NEOs under these programs are described in Potential Payments Upon Termination or Change in Control.
Executive Compensation Recoupment (Clawback) Policy
The clawback policy authorizes the Committee to determine whether to require recoupment of performance-based incentive compensation actually paid or awarded to any executive officer if certain conditions are met. For purposes of this policy, performance-based compensation includes all annual and long-term incentive awards, whether paid in cash or equity, to the extent the awards are based on the Company's financial performance.
The Committee may require recoupment if the executive officer engaged in fraud or intentional misconduct that caused or contributed to the need for a material restatement of the Company's financial statements filed with the SEC. If the Committee determines that any performance-based compensation paid or awarded to the executive officer would not have been awarded or would have been awarded at a lower amount had it been calculated based on such restated financial statements (adjusted compensation), the Committee may seek to recover for the benefit of the Company the excess of the awarded compensation over the adjusted compensation (excess compensation). In deciding whether to seek recovery of excess compensation from the executive officer, the Committee will

Table of Contents	Compensation Discussion and Analysis
consider the factors it deems relevant under the circumstances and whether the assertion of a claim is in the best interests of the Company.
Executive Officer Stock Ownership Requirements
Our stock ownership policy is an important feature of our compensation philosophy that helps to ensure alignment of our executives' interests with those of our stockholders. The stock ownership requirement for each position is shown below.

Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer; President; Chief Operating Officer	3
Other Executive Officers	2
Only shares owned directly and unvested RSUs count toward the requirement. These ownership levels must be maintained as long as the person is an executive officer of AAM. NEOs who have not met these requirements may not sell shares. The Committee annually reviews each executive officer’s stock ownership level according to this policy. As of December 31, 2022, our NEOs have met applicable ownership requirements.
2023 Changes to Stock Ownership Requirements
In February 2023, based on Meridian review of the current NEO stock ownership guidelines, the Committee determined that unvested performance shares at target will no longer count toward the stock ownership requirement. This change better aligns with shareholders interests and proxy advisory policies.
Additionally, in February 2023, the Committee determined that the stock ownership requirements for Mr. Lynch would increase from two times base salary to three times base salary in connection with his appointment to Chief Operating Officer.
Risk Assessment of Compensation Policies and Practices
We conducted an annual risk assessment for the Committee to determine whether the risks arising from our 2022 compensation practices are reasonably likely to have a material adverse effect on the Company. The risk assessment considered AAM’s annual and long-term incentive programs and pay mix, performance measures used to calculate payouts and pay philosophy and governance. Our annual assessment focuses on the program for executive officers in light of their decision-making authority and influence, but also considers the compensation of other salaried associates. Our methodology was reviewed by the Committee and Meridian.
We have designed our compensation programs with specific features to address potential risks while rewarding our executive officers and other associates for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Based on our risk assessment and consideration of various mitigating factors, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
2023 Changes to Executive Officer Compensation and Programs
NEO Compensation
In December 2022, the Committee approved an increase in base salary for Mr. May concurrent with his appointment as Executive Vice President & Chief Financial Officer. Effective January 1, 2023, Mr. May's annual base salary was increased to $675,000 and his target annual incentive opportunity was increased to 100%.
Changes to 2023 LTI Form of Awards
The Committee evaluated the relative proportion of the RSU awards and performance-based awards as the business environment evolved. In February 2023, the Committee determined that the performance-based portion of the total 2023 LTI awards would be increased to 60% to further drive the importance of the achievement of superior financial results. The retention portion of the 2023 LTI awards granted in the form of RSUs was reduced to 40%.

Table of Contents	Compensation Committee Report

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
James A. McCaslin, Chair
William L. Kozyra
Peter D. Lyons
Sandra E. Pierce
Samuel Valenti III

Table of Contents	Executive Compensation Tables

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020 to the extent they served as NEOs in such years.

Name and Principal Position	Year	Salary(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)
David C. Dauch(1) Chairman & Chief Executive Officer	2022	1,250,000	5,532,280	5,569,500	—	1,048,001	13,399,781
	2021	1,150,000	4,879,478	4,238,325	—	908,657	11,176,460
	2020	991,875	4,442,271	2,794,500	152,010	463,772	8,844,428
Christopher J. May Vice President & Chief Financial Officer	2022	615,000	1,183,441	1,456,500	—	357,809	3,612,750
	2021	550,000	1,272,918	1,148,263	—	331,696	3,302,877
	2020	474,375	1,158,857	792,000	172,069	198,204	2,795,505
Michael K. Simonte President	2022	750,000	1,731,860	2,276,250	—	532,946	5,291,056
	2021	750,000	2,025,088	1,937,775	—	505,790	5,218,653
	2020	646,875	1,843,637	1,350,000	87,102	288,483	4,216,097
Norman Willemse President Forging	2022	600,000	923,658	1,259,813	—	378,903	3,162,374
	2021	600,000	1,036,662	1,179,885	135,589	358,260	3,310,396
	2020	495,937	908,647	828,000	46,368	214,397	2,493,349
Michael J. Lynch(7) Chief Operating Officer	2022	560,417	846,690	967,549	—	370,988	2,745,644
	2021	470,837	614,293	1,004,294	—	280,903	2,370,327
(1)Compensation of Mr. Dauch is based solely on employment as an executive officer. He received no compensation for serving as a director.
(2)For 2020, reflects temporary reductions in base salary for NEOs in response to the impact of COVID.
(3)Reflects the grant date fair value of restricted stock units and performance share awards made during fiscal year 2022 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards. Assuming the maximum performance levels are achieved for the performance share awards granted on February 28, 2022, the maximum value of performance share awards would be $4,132,813 for Mr. Dauch, $884,080 for Mr. May, $1,293,768 for Mr. Simonte, $690,013 for Mr. Willemse and $632,508 for Mr. Lynch based on grant date fair value. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

Table of Contents	Executive Compensation Tables
(4)Reflects amounts earned under the AAM Incentive Compensation Program for Executive Officers for 2022 and the amounts earned under the 2018 Omnibus Incentive Plan for long-term performance unit cash awards granted in 2020 with a 3-year performance period ending December 31, 2022. The 2022 amounts earned are as follows:

Name	AAM Incentive Compensation Plan ($)	2018 Omnibus Incentive Plan ($)	Total Non-Equity Incentive Plan Compensation ($)
David C. Dauch	2,343,750	3,225,750	5,569,500
Christopher J. May	615,000	841,500	1,456,500
Michael K. Simonte	937,500	1,338,750	2,276,250
Norman Willemse	600,000	659,813	1,259,813
Michael J. Lynch	561,458	406,091	967,549

(5)Reflects the annualized increase in pension value under the AAM Pension Plan, the Albion Pension Plan and the SERP. See Pension Benefits Table. There was a net negative change in pension values for 2022 of ($299,757) for Mr. Dauch, ($159,926) for Mr. May, ($163,665) for Mr. Simonte, ($203,291) for Mr. Willemse and ($101,684) for Mr. Lynch. There are no above-market or preferential earnings on compensation deferred under our ERSP or our EDC Plan.
(6)The components of All Other Compensation for 2022 are as follows:

Name	Employer 401(k) Match Contributions(a) ($)	Retirement Contributions(b) ($)	Executive Life Insurance Premiums(c) ($)	Company- Provided Vehicles(d) ($)	Tax Gross Ups for Spousal Travel(e) ($)	Other(f) ($)	Total ($)
David C. Dauch	15,250	950,650	17,475	3,875	3,605	57,146	1,048,001
Christopher J. May	14,825	317,150	3,475	19,356	—	3,003	357,809
Michael K. Simonte	14,952	484,250	10,252	22,424	—	1,068	532,946
Norman Willemse	14,615	331,450	10,425	19,260	—	3,153	378,903
Michael J. Lynch	15,206	304,950	9,191	40,573	—	1,068	370,988
(a)Includes employer matching contributions under AAM’s 401(k) plan.
(b)Includes employer retirement contributions under AAM’s 401(k) plan and the ERSP as noted below. The ERSP contributions are further described in the Nonqualified Deferred Compensation table.

Name	Retirement Contributions under the 401(k) Plan ($)	Employer ERSP Contributions ($)	Total ($)
David C. Dauch	15,250	935,400	950,650
Christopher J. May	15,250	301,900	317,150
Michael K. Simonte	15,250	469,000	484,250
Norman Willemse	15,250	316,200	331,450
Michael J. Lynch	15,250	289,700	304,950
(c)Includes executive life insurance premiums paid by the Company.
(d)Includes personal use of Company-provided vehicles. The aggregate incremental cost of Company-provided vehicles is based on total vehicle cost if business use of the vehicle is less than 50%. Although there is no incremental cost to the company, the NEOs have access to the use of a fleet demonstration vehicle.
(e)Includes amounts reimbursed for taxes attributable to the income associated with the cost of travel for spouse accompanying the NEO to Company business meetings and events.
(f)For Mr. Dauch, includes an annual perquisite allowance of $50,000, the cost of personal umbrella liability insurance premiums, spousal travel and the cost of an executive physical. For Mr. Simonte and Mr. Lynch, includes the cost of personal umbrella liability insurance premiums. For Mr. May and Mr. Willemse, includes the cost of personal umbrella liability insurance premiums and the cost of an executive physical.
(7)    Mr. Lynch was not an NEO in 2020.

Table of Contents	Executive Compensation Tables
Grants of Plan-Based Awards
Annual and long-term incentive awards granted in 2022 to the NEOs are shown in the following table. The annual and long-term incentive compensation programs are described in the Compensation Discussion and Analysis and the Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.

			Estimated Future Payouts under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
David C. Dauch
Annual Incentive	—	—	—	1,875,000	3,750,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2022	2/2/2022	763,672	1,796,875	4,132,813	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2022	2/2/2022	—	—	—	82,470	194,047	446,308	—	1,938,530
Restricted Stock Units	2/28/2022	2/2/2022	—	—	—	—	—	—	388,094	3,593,750
Christopher J. May
Annual Incentive	—	—	—	492,000	984,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2022	2/2/2022	163,359	384,375	884,063	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2022	2/2/2022	—	—	—	17,642	41,510	95,473	—	414,685
Restricted Stock Units	2/28/2022	2/2/2022	—	—	—	—	—	—	83,019	768,756
Michael K. Simonte
Annual Incentive	—	—	—	750,000	1,500,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2022	2/2/2022	239,063	562,500	1,293,750	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2022	2/2/2022	—	—	—	25,817	60,746	139,716	—	606,853
Restricted Stock Units	2/28/2022	2/2/2022	—	—	—	—	—	—	121,491	1,125,007
Norman Willemse
Annual Incentive	—	—	—	480,000	960,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2022	2/2/2022	127,500	300,000	690,000	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2022	2/2/2022	—	—	—	13,769	32,398	74,515	—	323,656
Restricted Stock Units	2/28/2022	2/2/2022	—	—	—	—	—	—	64,795	600,002
Michael J. Lynch
Annual Incentive	`	—	—	449,167	898,334	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2022	2/2/2022	116,875	275,000	632,500	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2022	2/2/2022	—	—	—	12,622	29,698	68,305	—	296,683
Restricted Stock Units	2/28/2022	2/2/2022	—	—	—	—	—	—	59,396	550,007
(1)Reflects annual incentive awards granted under the AAM Incentive Compensation Program for Executive Officers and performance unit awards granted under the 2018 Omnibus Incentive Plan. The performance unit awards are payable in cash based on annual free cash flow for calendar years 2022, 2023 and 2024 and the 3-year cumulative free cash flow over the performance period January 1, 2022 through December 31, 2024. The performance unit award payouts may be modified based on relative TSR over the three-year performance period. The threshold and maximum amounts include the impact of the relative TSR modifier at threshold and at maximum.
(2)Reflects performance share awards granted under the 2018 Omnibus Incentive Plan. The awards are payable in common stock based on annual free cash flow for calendar years 2022, 2023 and 2024 and the 3-year cumulative free cash flow over the performance period January 1, 2022 through December 31, 2024. The award payouts may be modified based on relative TSR over the three-year performance period. The threshold and maximum amounts include the impact of the relative TSR modifier at threshold and at maximum.
(3)Reflects RSUs granted under the 2018 Omnibus Incentive Plan. The awards are payable in common stock, contingent upon continued employment through the 3-year vesting period. No options were granted in 2022.

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(4)Reflects the full grant date fair value of performance share awards and RSUs made during fiscal year 2022 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards.

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Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Our employment agreements with Mr. Dauch as CEO and Mr. Simonte as President provide for the following compensation and benefits as of December 31, 2022.

	CEO Employment Agreement	President Employment Agreement
Base Salary	$1,250,000 for 2022	$750,000 for 2022
Annual Incentive	Participation in the annual incentive plan for executive officers; Target opportunity of 150% of base salary for 2022	Participation in the annual incentive plan for executive officers; Target opportunity of 100% of base salary for 2022
Long-Term Incentive	Participation in LTI plans for executive officers; Target opportunity of 575% for 2022	Participation in LTI plans for executive officers; Target opportunity of 300% for 2022
Other Benefits	Participation in plans applicable to executive officers; Retiree medical, dental and vision coverage equivalent to the benefit levels offered in the Company's group health care plans for salaried associates as of September 1, 2012	Participation in plans applicable to executive officers
Term	Initial term expired August 31, 2015; Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew	Initial term expired July 31, 2018; Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew
Mr. Dauch and Mr. Simonte are also entitled to certain payments and benefits in the event of termination of employment under the scenarios described below in Potential Payments Upon Termination or Change in Control.
Annual Incentive Awards
In 2022, annual incentive awards were granted under the AAM Incentive Compensation Program for Executive Officers. EBITDA Margin and Operational Cash Flow, each weighted 40%, were selected as financial measures for the 2022 annual incentive awards. The remaining 20% of the award was based on strategic objectives (10%) and ESG/sustainability objectives (10%). The maximum payout for each performance metric is 200%. See Annual Incentive Compensation in the CD&A.
Long-Term Incentive Awards
In 2022, the Company granted long-term incentive awards to NEOs in the form of RSUs, performance share and performance unit awards. Terms of these awards are described in Long-Term Incentive Compensation in the CD&A.
2022 Awards Granted Under the 2018 Omnibus Incentive Plan
Restricted Stock Units
The RSUs granted in 2022 to NEOs vest in three years from the date of grant. RSUs are payable in common stock.
Performance Share Awards
The performance share awards granted to NEOs in 2022 are based on free cash flow over a three-year performance period beginning January 1, 2022 through December 31, 2024. Performance share awards represented 25% of the total LTI award opportunity for executive officers. These awards will be measured by annual free cash flow for calendar years 2022, 2023 and 2024 and based cumulative free cash flow over the three-year period. The award payouts may be modified based on relative TSR over the three-year period. Performance shares are payable in common stock.
Performance Unit Awards
The performance unit awards granted to NEOs in 2022 are based on free cash flow over a three-year performance period beginning January 1, 2022 through December 31, 2024. Performance unit awards represented 25% of the total LTI award opportunity for executive officers. These awards will be measured by annual free cash flow for calendar years 2022, 2023 and 2024 and based on cumulative free cash flow over the three-year period. The award payouts may be modified based on relative TSR over the three-year period. Performance units are payable in cash.

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The following tables illustrate the threshold, target and maximum performance levels for determining 2022 award payouts for each performance measure.

Free Cash Flow	Weighting	Threshold	Target	Maximum
2022	20%	$200 million	$250 million	$300 million
2023	20%	$200 million	$250 million	$300 million
2024	20%	$200 million	$300 million	$400 million
3-yr Cumulative	40%	$600 million	$800 million	$1 billion
Payout %		50%	100%	200%

TSR Percentile Rank	Threshold	Target	Maximum
3-yr Cumulative	Below 25th	Between 25th - 74th	75th and above
Modifier	(15)%	—%	15%

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Outstanding Equity Awards at December 31, 2022

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
David C. Dauch	492,218(2)	3,849,145	304,968(5)	2,384,850
	304,967(3)	2,384,842	388,094(6)	3,034,895
	388,094(4)	3,034,895

Christopher J. May	128,405(2)	1,004,127	79,558(5)	622,144
	79,557(3)	622,136	83,020(6)	649,216
	83,019(4)	649,209

Michael K. Simonte (8)	204,281(2)	1,597,477	126,568(5)	989,762
	126,568(3)	989,762	121,492(6)	950,067
	121,491(4)	950,060

Norman Willemse (8)	100,681(2)	787,325	64,792(5)	506,673
	64,791(3)	506,666	64,796(6)	506,705
	64,795(4)	506,697

Michael J. Lynch	61,966(2)	484,574	38,394(5)	300,241
	38,393(3)	300,233	59,396(6)	464,477
	59,396(4)	464,477

(1)Reflects value of outstanding RSUs at $7.82, the closing price of AAM common stock on December 30, 2022.
(2)Reflects RSUs granted on March 6, 2020 that vested on March 6, 2023.
(3)Reflects RSUs granted on March 1, 2021. RSUs vest three years from the date of grant.
(4)Reflects RSUs granted on February 28, 2022. RSUs vest three years from the date of grant.
(5)Reflects performance shares granted on March 1, 2021 for the performance period January 1, 2021 through December 31, 2023 that would be paid out at the end of the performance period based on free cash flow performance through December 31, 2022. Award amounts reflect a payout at maximum based on free cash flow (relative TSR modifier at 0%). Payouts will be determined at the end of the performance period based on actual performance.
(6)Reflects performance shares granted on February 28, 2022 for the performance period January 1, 2022 through December 31, 2024 that would be paid out at the end of the performance period based on free cash flow performance through December 31, 2022. Award amounts reflect a payout at maximum based on free cash flow performance (relative TSR modifier at 0%). Payouts will be determined at the end of the performance period based on actual performance.
(7)Reflects the value of 2021 and 2022 performance shares based on performance through December 31, 2022 as described above in footnotes (5) and (6) multiplied by $7.82, the closing price of AAM common stock on December 30, 2022.
(8)Upon their retirement in 2023, Mr. Simonte and Mr. Willemse will receive pro-rata payouts of their outstanding equity awards as further described in the Potential Payments Upon Termination or Change in Control table.

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Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
David C. Dauch	748,706	5,871,839
Christopher J. May	192,682	1,510,828
Michael K. Simonte	307,857	2,414,077
Norman Willemse	152,594	1,196,677
Michael J. Lynch	93,386	732,292
(1)Reflects the number of shares vested in March 2022 under RSU awards granted in March 2019. Also, reflects the number of performance shares earned for the period ending December 31, 2022. See CD&A for further details.
(2)Reflects the number of shares underlying vested RSUs multiplied by the closing market price of AAM common stock on the vesting date. Also, includes the number of performance shares earned for the period ending December 31, 2022 multiplied by the closing market price of AAM common stock as of December 30, 2022.

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Pension Benefits
The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan, American Axle & Manufacturing, Inc. Pension Plan (AAM Pension Plan) for Mr. Dauch, Mr. May, Mr. Simonte and Mr. Lynch, and the Albion Pension Plan for Mr. Willemse. Supplemental pension benefits are provided under the nonqualified Supplemental Executive Retirement Program (SERP). The SERP was amended to freeze further benefit accruals as of April 30, 2018.
The following table shows the value of the benefits accumulated by the NEOs and their years of credited service under the AAM Pension Plan, the Albion Pension Plan and the SERP, each as of December 31, 2022.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
David C. Dauch(3)	AAM Pension Plan	11.5000	368,339	—
	AAM Supplemental Executive Retirement Program	22.8333	8,273,442	—
Christopher J. May	AAM Pension Plan	12.5000	150,154	—
	AAM Supplemental Executive Retirement Program	23.8333	1,473,833	—
Michael K. Simonte(3)	AAM Pension Plan	8.0833	246,732	—
	AAM Supplemental Executive Retirement Program	19.4166	3,089,103	—
Norman Willemse(4)	Albion Pension Plan	6.3333	366,573	19,909
	AAM Supplemental Executive Retirement Program	17.0000	1,408,307	—
Michael J. Lynch(3)	AAM Pension Plan	10.3333	166,681	—
	AAM Supplemental Executive Retirement Program	21.6666	1,453,977	—
(1)Benefits for Mr. Dauch, Mr. May, Mr. Simonte and Mr. Lynch under the AAM Pension Plan were frozen effective December 31, 2006. Benefits for Mr. Willemse under the Albion Pension Plan reflect his years of service with our UK subsidiary, Albion Automotive Limited. Credited service under the SERP reflects service through the freeze date of April 30, 2018. As a result, credited service under the AAM Pension Plan, the Albion Pension Plan and the SERP is less than actual service with the Company.
(2)The values shown are based on benefits deferred to the earliest age at which unreduced benefits are payable. The assumptions used to calculate the actuarial present value of accumulated benefits are the same assumptions used in our audited consolidated financial statements for the fiscal year ended December 31, 2022 and assume continued employment until unreduced retirement age is attained. For material assumptions used, see Note 7 to the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2022.
(3)Mr. Dauch, Mr. Simonte and Mr. Lynch were eligible to retire on December 31, 2022 under both the AAM Pension Plan and the SERP. Each qualifies for the lump sum benefit under the SERP.
(4)Mr. Willemse is not a participant in the AAM Pension Plan. Mr. Willemse was eligible to retire on December 31, 2022 under both the Albion Pension Plan and the SERP. Mr. Willemse has commenced his Albion Pension Plan benefit. He qualifies for the lump sum benefit under the SERP.

AAM Pension Plan. The annual retirement benefit payable to each executive, commencing on retirement at or after age 65, equals the sum of the executive’s contributions plus an additional benefit based on the executive’s average monthly salary (determined as the average of the executive’s base salary in the highest 60 months during his final 10 years of service) and years of credited service. Benefits may be paid as a single life annuity or, upon election, in the form of a joint and survivor annuity with a reduction in the amount of the annual benefit. The AAM Pension Plan is a qualified plan subject to Internal Revenue Code (IRC) limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974. Benefits were frozen on December 31, 2006 for associates who were not eligible to retire by December 1, 2011 and frozen on December 31, 2011 for all other associates.

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Albion Pension Plan. Our Albion Automotive Limited subsidiary provides pension benefits under the Albion Pension Plan for its salaried associates. Mr. Willemse is a participant in this plan as a former employee of this subsidiary. The annual retirement benefit payable, commencing on retirement at or after age 65, is based on the participant's average salary (as defined in the plan during the final 10 years of service with Albion Automotive Limited), years of pensionable service and the percentage of participant contributions to the plan. The participant may elect benefits to be in the form of an annuity or to receive a portion of the benefit payable in a lump sum.
Supplemental Executive Retirement Program (SERP). Executive officers who were hired before April 1, 2018 are eligible to receive a benefit under the SERP, payable six months after retirement in a lump sum. The frozen SERP benefit amount was determined as of April 30, 2018 as 12.5% of the executive’s final average compensation (determined as the executive’s average annual base salary and cash incentive for the highest five consecutive years), multiplied by the executive’s years of credited service, less the sum of the actuarial equivalent value of the executive’s benefits payable under the AAM Pension Plan, the Albion Pension Plan and the balance of the executive’s employer retirement contribution account under AAM’s 401(k) plan.

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Nonqualified Deferred Compensation
The following table summarizes deferred compensation of NEOs under the AAM Executive Retirement Savings Plan (ERSP) and the Executive Deferred Compensation Plan (EDC) for the 2022 fiscal year.

Name	Plan	Registrant contributions In Last FY(1) ($)	Aggregate Earnings In Last FY(2) ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)
David C. Dauch	EDC	—	—	—	—
	ERSP	935,400	(393,507)	—	2,981,462
Christopher J. May	EDC	—	—	—	—
	ERSP	301,900	(90,280)	—	904,059
Michael K. Simonte	EDC	—	—	—	—
	ERSP	469,000	37,961	—	1,520,611
Norman Willemse	EDC	—	(17,295)	—	106,969
	ERSP	316,200	(121,331)	—	921,129
Michael J. Lynch	EDC	—	—	—	—
	ERSP	289,700	(112,337)	—	750,244
(1)Reflects the annual 2022 plan contributions notionally funded in March 2023 reported in the Summary Compensation Table. Amounts include an additional contribution equal to 12.5% multiplied by base salary and bonus paid in 2022 for Mr. Dauch of $536,600, $184,700 for Mr. May, $277,500 for Mr. Simonte, $192,600 for Mr. Willemse and $177,900 for Mr. Lynch.
(2)Reflects hypothetical accrued earnings or losses during 2022 on notional investments designed to track the performance of funds similar to those available under the Company’s 401(k) plan. Earnings shown in this column are not reported as compensation in the Summary Compensation Table.
Executive Retirement Savings Plan
The ERSP was adopted effective as of January 1, 2019. The ERSP is a nonqualified deferred compensation program contributed to by the Company to provide certain highly-compensated associates, including the NEOs, the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. The ERSP does not provide for participant contributions.
ERSP eligible executives will receive an annual contribution to their account equal to 10% of combined base salary and bonus paid during a calendar year less their maximum eligible 401(k) Company contributions. In addition, certain participants based on position and years of service are eligible to receive an additional Company contribution equal to 12.5% of base salary and bonus paid for calendar years 2019 through 2023. Each NEO is eligible to receive this additional 12.5% contribution. The ERSP permits discretionary Company contributions.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds. ERSP contributions are unfunded and unsecured obligations of AAM.
ERSP contributions and account balances vest at the earliest of the following:
–Age 55 with 10 years of service;
–Age 60 with 5 years of service; or
–Age 65
Distributions can be received in a lump sum or in annual installments of two to ten years, or in a lump sum upon death, disability or termination of employment.
Executive Deferred Compensation Plan
The EDC is a nonqualified, tax-deferred savings plan for certain executives, including the NEOs. The EDC was amended to freeze further deferrals as of December 31, 2018. Employer matching contributions vest after five years of credited service. The amounts deferred are unfunded and unsecured obligations of AAM.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although an executive has no actual or constructive

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ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.
Distributions can be received (1) upon retirement in a lump sum or in annual payments over a period of five or ten years, (2) in a lump sum upon death, disability, termination of employment or change in control or (3) if elected by the participant, during employment at a specified date after a minimum deferral period of three years. Distributions during employment consist of participant deferrals and related earnings or losses (not Company contributions and related earnings or losses).
Investment Options
The table below shows the investment fund options available under the ERSP and the EDC as of December 31, 2022 and the related annual rates of return for the year ended December 31, 2022.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
PIMCO Total Return Fund	(14.09)%	Hartford International Opportunities Fund	(17.91)%
PIMCO High Yield Fund	(10.78)%	Victory Sycamore Established Value Fund	(2.48)%
Hartford World Bond Fund	(3.69)%	FIAM Blend Target Date 2010 Fund	(13.46)%
Vanguard Total Bond Market Index Fund	(13.15)%	FIAM Blend Target Date 2015 Fund	(14.95)%
Fidelity 500 Index Fund	(18.13)%	FIAM Blend Target Date 2020 Fund	(16.45)%
MFS Value Fund	(5.80)%	FIAM Blend Target Date 2025 Fund	(17.09)%
Vanguard FTSE Social Index Fund	(24.20)%	FIAM Blend Target Date 2030 Fund	(17.40)%
Fidelity Growth Company Fund	(32.62)%	FIAM Blend Target Date 2035 Fund	(18.25)%
Fidelity Low-Priced Stock Fund	(5.21)%	FIAM Blend Target Date 2040 Fund	(18.94)%
Blackrock Mid-Cap Growth Equity Fund	(37.29)%	FIAM Blend Target Date 2045 Fund	(18.98)%
Vanguard Extended Market Index Fund	(26.46)%	FIAM Blend Target Date 2050 Fund	(18.94)%
American Beacon Small Cap Value Fund	(7.72)%	FIAM Blend Target Date 2055 Fund	(18.95)%
Janus Henderson Triton Fund	(23.58)%	FIAM Blend Target Date 2060 Fund	(18.93)%
Fidelity Diversified International Fund	(23.30)%	FIAM Blend Target Date 2065 Fund	(18.94)%
Fidelity International Index Fund	(14.24)%	FIAM Blend Target Date Income Fund	(11.51)%
Blackrock Emerging Markets Fund	(24.06)%	Mass Mutual Diversified SAGIC Fund	4.12%

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Potential Payments Upon Termination or Change in Control
The following tables show the estimated potential payments and benefits that each of the NEOs would receive upon termination of employment under various circumstances that would trigger payments under applicable employment agreements and the Company’s plans and programs, assuming the termination event occurred on December 31, 2022. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions and may not represent the actual amounts these NEOs would receive upon each termination event.
Employment Agreements
Under our employment agreements with Mr. Dauch and Mr. Simonte, the Company may terminate their employment with or without cause. Cause means:
–a material breach of his obligations under the agreement;
–the willful and continued failure or refusal to satisfactorily perform his duties;
–a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations;
–engaging in any misconduct, negligence, act of dishonesty (including any violation of federal securities laws) or violence that is materially injurious to the Company;
–a material breach of a restrictive covenant (i.e., non-competition, non-solicitation) or Company policy;
–refusal to follow the directions of the Board; or
–any other willful misconduct that is materially injurious to AAM's financial condition or business reputation.
In addition, Mr. Dauch and Mr. Simonte may resign for good reason, which means:
–a material decrease in compensation or a failure by the Company to pay material compensation;
–a material diminution of responsibilities, positions or titles (other than solely as a result of the Company ceasing to be a publicly-traded company);
–relocation more than 50 miles outside the Detroit-metropolitan area; or
–a material breach by the Company of its obligations under the agreement.
Upon termination for cause or resignation without good reason, Mr. Dauch and Mr. Simonte are entitled to receive only accrued and unpaid compensation. Participation in the Company’s benefit plans would cease upon termination.
If employment is terminated without cause or upon resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of a multiple of annual base salary and annual bonus, plus a target annual bonus prorated through the termination date. The annual bonus payment is determined based on the higher of his target annual bonus for either the year of the CIC or the year of termination. The severance multiple for Mr. Dauch is three times and Mr. Simonte's multiple is two times. In addition, each would receive medical benefit continuation after termination of employment following a CIC; Mr. Dauch for three years and Mr. Simonte for two years. Each would also receive outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
If employment is terminated without cause, or upon resignation for good reason not in connection with a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of two times annual base salary and annual target bonus, plus a target annual bonus prorated through the termination date. Payments of base salary are paid in accordance with ordinary payroll practices commencing on the 60th day following separation of service or in a lump sum to the extent allowable under Section 409A of the Code. Target bonus amounts are payable in a lump sum on the 60th day following the termination date. In addition, each would receive medical benefit continuation for two years. Each is also entitled to receive accrued and unpaid compensation, as well as outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
Certain severance payments are subject to recoupment or clawback. Salary and benefit continuation is also subject to compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of each employment agreement as well as the execution and non-revocation of a general waiver and release of claims.
If employment terminates due to disability or death, Mr. Dauch and Mr. Simonte will be entitled to accrued benefits under applicable benefit plans and programs.

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The above describes the terms of Mr. Simonte's employment agreement, however, Mr. Simonte will retire from AAM on March 24, 2023.
AAM Executive Officer Severance Plan
Under the Amended and Restated AAM Executive Officer Severance Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason not in connection with a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:
–a cash amount equal to annual base salary and target annual bonus multiplied by up to 1.5 based on position; target annual bonus is determined as the target amount in the year of termination;
–a prorated annual bonus equal to the annual bonus for the performance year during which the qualifying termination occurs based on active employment during the performance year;
–reimbursement of outplacement service costs of up to $20,000; and
–continued participation in AAM's medical benefit plans for up to 1.5 years following termination of employment based on position, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the Severance Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The Severance Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's annual base salary or bonus opportunity in effect immediately prior to the reduction other than as a broad-based reduction applicable to other participants; or (2) a relocation of the office at which the participant is to perform the majority of his or her duties to a location more than 50 miles from such location at which the participant performed such duties prior to the relocation (other than by mutual agreement).
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the Severance Plan. Benefits are also subject to recoupment or clawback.
AAM Change in Control Plan
Under the AAM Change in Control Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason on or within two years following a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:
–a cash amount equal to annual base salary multiplied by two;
–a cash amount equal to target annual bonus multiplied by two, with target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;
–a prorated target annual bonus with the target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;
–reimbursement of outplacement service costs of up to $30,000 incurred within 24 months following termination of employment; and
–continued participation in AAM's medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the CIC Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any employment agreement restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.

Table of Contents	Executive Compensation Tables
The CIC Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's position, authority, duties or responsibilities following the CIC; (2) a material reduction in a participant's annual base salary or bonus opportunity in effect prior to the CIC; or (3) a relocation of the office at which the participant is to perform the majority of his or her duties following a CIC to a location more than 50 miles from such location prior to the CIC.
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the CIC Plan. The benefits are also subject to recoupment or clawback.
No Tax Gross Ups
The Company does not provide tax gross ups to executive officers upon a CIC. If any payments or benefits under Mr. Dauch's or Mr. Simonte's employment agreement, the CIC Plan or the Severance Plan are deemed to be parachute payments under Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, such payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
Non-Competition Agreements
Pursuant to their non-competition agreements with the Company, Mr. May, Mr. Willemse and Mr. Lynch are prohibited, while employed by AAM and for one year following termination of employment (prior to a CIC), from:
–directly or indirectly engaging in any business that competes with AAM;
–soliciting or inducing our employees to leave AAM or otherwise interfering with our relationship with our employees, agents or consultants; and
–using, exploiting or disclosing our confidential information to any third party without our prior written consent.

Potential Payments Upon Termination or Change in Control
The tables below reflect potential payments to each NEO upon resignation for good reason, termination without cause, disability, retirement and a CIC as of December 31, 2022. Upon termination for cause or resignation without good reason, each NEO would receive only accrued and unpaid compensation and benefits. Assumptions used to determine retirement benefits for eligible NEOs are the same as those used in our audited consolidated financial statements for the fiscal year ended December 31, 2022. See Note 7 to the audited consolidated financial statements for the fiscal year ended December Note 7 to the audited consolidated financial statements in our 2022 annual report on Form 10-K. Mr. May was not eligible to retire as of December 31, 2022. The tables below do not include equity awards that vested as of December 31, 2022, which are reflected in the Stock Vested Table above. Footnotes following the tables provide additional detail regarding the potential payments and benefits shown for each termination scenario.

Table of Contents	Executive Compensation Tables

David C. Dauch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	2,500,000(2)	2,500,000(2)	—	—	3,750,000(3)
Annual Incentive	6,093,750(2)	6,093,750(2)	2,343,750(4)	2,343,750(4)	7,968,750(3)
Long Term Incentives:
RSUs(5)	—	—	9,268,882	6,020,036	9,268,882
2021 Performance Share Awards(6)	—	794,950	794,950	794,950	1,192,425
2021 Performance Unit Awards(7)	—	1,054,167	1,054,167	1,054,167	1,581,250
2022 Performance Share Awards(8)	—	505,816	505,816	505,816	1,517,448
2022 Performance Unit Awards(9)	—	598,958	598,958	598,958	1,796,875

Other Benefits:
Retirement Plans(10)	368,339	368,339	514,316	332,899	368,339
SERP(11)	8,273,442	8,273,442	8,273,442	8,273,442	8,273,442
Welfare Benefit(12)	—	—	799,487	660,020	—
Executive Retirement Savings Plan(13)	2,981,462	2,981,462	2,981,462	2,981,462	2,981,462
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(14)	43,581	43,581	—	—	66,378
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(15)	50,000	50,000	—	—	50,000
Total	20,310,574	23,264,465	27,135,230	23,565,500	38,815,251

Christopher J. May	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(18) ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	922,500(16)	922,500(16)	—	—	1,230,000(17)
Annual Incentive	1,353,000(16)	1,353,000(16)	615,000(4)	—	1,599,000(17)
Long Term Incentives:
RSUs(5)	—	—	2,275,471	—	2,275,471
2021 Performance Share Awards(6)	—	207,381	207,381	—	311,072
2021 Performance Unit Awards(7)	—	275,000	275,000	—	412,500
2022 Performance Share Awards(8)	—	108,203	108,203	—	324,608
2022 Performance Unit Awards(9)	—	128,125	128,125	—	384,375

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Executive Retirement Savings Plan	—	—	—	—	—
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	27,674	27,674	46,124	—	36,899
Disability(20)	—	—	3,532,891	—	—
Life Insurance(21)	—	—	111,151	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	2,323,174	3,041,883	7,299,346	—	6,603,925

Table of Contents	Executive Compensation Tables

Michael K. Simonte (24)	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	1,500,000(2)	1,500,000(2)	—	—	1,500,000(3)
Annual Incentive	2,437,500(2)	2,437,500(2)	937,500(4)	937,500(4)	2,437,500(3)
Long Term Incentives:
RSUs(5)	—	—	3,537,299	2,403,879	3,537,299
2021 Performance Share Awards(6)	—	329,921	329,921	329,921	494,881
2021 Performance Unit Awards(7)	—	437,500	437,500	437,500	656,250
2022 Performance Share Awards(8)		158,345	158,345	158,345	475,034
2022 Performance Unit Awards(9)	—	187,500	187,500	187,500	562,500

Other Benefits:
Retirement Plans(10)	246,732	246,732	337,450	222,691	246,732
SERP(11)	3,089,103	3,089,103	3,089,103	3,089,103	3,089,103
Welfare Benefit(12)	—	—	318,697	213,183	—
Executive Retirement Savings Plan(13)	1,520,611	1,520,611	1,520,611	1,520,611	1,520,611
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(14)	43,581	43,581	—	—	43,581
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(15)	30,000	30,000	—	—	30,000
Total	8,867,527	9,980,793	10,853,926	9,500,233	14,593,491

Norman Willemse (24)	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	900,000(16)	900,000(16)	—	—	1,200,000(17)
Annual Incentive	1,320,000(16)	1,320,000(16)	600,000(4)	600,000(4)	1,560,000(17)
Long Term Incentives:
RSUs(5)	—	—	1,800,688	1,208,038	1,800,688
2021 Performance Share Awards(6)	—	168,891	168,891	168,891	253,337
2021 Performance Unit Awards(7)	—	223,959	223,959	223,959	335,938
2022 Performance Share Awards(8)	—	84,451	84,451	84,451	253,352
2022 Performance Unit Awards(9)	—	100,000	100,000	100,000	300,000

Other Benefits:
Retirement Plans(10)	366,573	366,573	295,882	366,573	366,573
SERP(11)	1,408,307	1,408,307	1,408,307	1,408,307	1,408,307
Welfare Benefit(12)	—	—	306,736	224,490	—
Executive Retirement Savings Plan(13)	921,129	921,129	921,129	921,129	921,129
Executive Deferred Compensation Plan(23)	106,969	106,969	106,969	106,969	106,969
Health Care(19)	28,653	28,653	—	—	38,204
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	5,071,631	5,648,932	6,017,012	5,412,807	8,574,497

Table of Contents	Executive Compensation Tables

Michael J. Lynch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	1,012,500(16)	1,012,500(16)	—	—	1,350,000(17)
Annual Incentive	1,235,209(16)	1,235,209(16)	561,458(4)	561,458(4)	1,459,792(17)
Long Term Incentives:
RSUs(5)	—	—	1,249,284	783,053	1,249,284
2021 Performance Share Awards(6)	—	100,080	100,080	100,080	150,121
2021 Performance Unit Awards(7)	—	132,709	132,709	132,709	199,064
2022 Performance Share Awards(8)	—	77,413	77,413	77,413	232,238
2022 Performance Unit Awards(9)	—	91,667	91,667	91,667	275,000

Other Benefits:
Retirement Plans(10)	166,681	166,681	236,015	150,434	166,681
SERP(11)	1,453,977	1,453,977	1,453,977	1,453,977	1,453,977
Welfare Benefit(12)	—	—	289,051	193,973	—
Executive Retirement Savings Plan(13)	750,244	750,244	750,244	750,244	750,244
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	32,686	32,686	—	—	43,581
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	4,671,297	5,073,166	4,941,898	4,295,008	7,359,982
 Notes to Termination Tables
(1)For Mr. Dauch and Mr. Simonte, amounts reflect CIC benefits under their employment agreements and outstanding LTI awards as of December 31, 2022. For other NEOs, amounts reflect payments and benefits under the CIC Plan and outstanding LTI awards as of December 31, 2022.
(2)Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to receive two years’ base salary and target bonus and accrued and unpaid compensation upon resignation for good reason or termination without cause. The annual bonus amount for each reflects the 2022 award paid in March 2023 and the 2022 target annual bonus for two years.
(3)Upon termination without cause or resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a multiple of base salary and annual bonus (Mr. Dauch, three times; Mr. Simonte, two times) plus a target annual bonus prorated through termination. The severance amount for each reflects base salary as of December 31, 2022 times the applicable multiple. The annual bonus amount for each reflects the 2022 award paid in March 2023 and the 2022 target bonus times the applicable multiple.
(4)In the event of disability or retirement, AAM’s Incentive Compensation Program for Executive Officers provides a pro-rata award payout through the date of disability or retirement. Amounts reflect 2022 awards payable in March 2023 under a disability termination event and also upon retirement for Mr. Dauch, Mr. Simonte, Mr. Willemse and Mr. Lynch.
(5)Outstanding RSUs vest upon termination of employment due to death, disability or upon a CIC. The value reflects the number of RSUs multiplied by the closing price of AAM common stock on December 30, 2022. In the event of retirement, RSUs vest pro-rata based on continued employment through retirement. In the event of retirement for Mr. Dauch, Mr. Simonte, Mr. Willemse and Mr. Lynch, the amounts reflect the applicable pro-rata portion for each of their 2020-2022 RSU awards multiplied by the closing price of AAM common stock on December 30, 2022.
(6)The 2021 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2022, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 30, 2022. The 2021 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(7)The 2021 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2022, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2022 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(8)The 2022 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2022, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 30, 2022. The 2022 performance shares awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

Table of Contents	Executive Compensation Tables
(9)The 2022 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2022, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2022 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(10)Reflects a joint and survivor benefit payable monthly.
(11)Reflects the present value of the frozen SERP benefit calculated assuming a lump sum payment for Mr. Dauch, Mr. Simonte, Mr. Willemse and Mr. Lynch.
(12)Reflects welfare benefits assuming retirement under the retiree welfare plan.
(13)Amounts reflect account balances in the ERSP as of December 31, 2022 for Mr. Dauch, Mr. Simonte, Mr. Willemse and Mr. Lynch based on their eligibility for retirement.
(14)Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to two years' health care benefits upon resignation for good reason or termination without cause. Upon termination on or within two years following a CIC, Mr. Dauch (three years) and Mr. Simonte (two years) are also entitled to health care benefits.
(15)Under their employment agreements, Mr. Dauch ($50,000) and Mr. Simonte ($30,000) are entitled to reimbursement for outplacement services upon termination without cause, resignation for good reason or termination of employment on or within two years following a CIC.
(16)Under the Severance Plan, Mr. May, Mr. Willemse and Mr. Lynch are entitled to a cash payment equal to 1.5 times annual base salary and annual bonus upon termination without cause or resignation for good reason plus a prorated annual bonus based on actual performance. The annual bonus amount is based on the target annual bonus for the year of termination. The severance amount reflects base salary as of December 31, 2022 times the severance multiplier of 1.5. The annual bonus amount reflects the 2022 award paid in March 2023 and the 2022 target annual bonus times the multiplier of 1.5.
(17)Under the CIC Plan, Mr. May, Mr. Willemse and Mr. Lynch are entitled to a cash payment equal to two times annual base salary and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus is based on the greater of the target annual bonus for the year of the CIC or for the year of termination. The severance amount reflects base salary as of December 31, 2022 for two years. The annual bonus amount reflects the 2022 award paid in March 2023 and the 2022 target annual bonus for two years.
(18) Assumes total and permanent disability on December 31, 2022. Because Mr. May is not eligible to retire on December 31, 2022, the amounts reflect disability payments until retirement at 65 or for health and life insurance for 30 months (6 months of short-term disability and 24 months of long-term disability).
(19)Under the Severance Plan, Mr. May, Mr. Willemse and Mr. Lynch are entitled to 1.5 years of health care benefits upon termination without cause or resignation for good reason and two years' health care benefits upon termination without cause or resignation for good reason on or within two years following a CIC. In the event of disability, Mr. May would receive health care benefits for a maximum of 30 months (6 months of short-term disability and 24 months of long-term disability).
(20)Reflects benefits equal to 100% of base salary for the first year of disability and 60% of base salary until retirement for Mr. May.
(21)Reflects basic and supplemental life insurance benefits through date of termination (30 months from date of disability) for Mr. May.
(22)Under the CIC Plan, Mr. May, Mr. Willemse and Mr. Lynch are entitled to reimbursement of up to $30,000 of outplacement services upon termination of employment without cause or resignation for good reason on or within two years of a CIC. Under the Severance Plan, each is entitled to reimbursement of up to $20,000 of outplacement services upon termination of employment without cause or resignation for good reason.
(23)Amounts reflect account balances in the EDC Plan as of December 31, 2022.
(24)Mr. Simonte will retire on March 24, 2023 and Mr. Willemse retired on March 17, 2023.

Table of Contents	CEO Pay Ratio

CEO Pay Ratio
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company determine the ratio of the CEO's total compensation (under the Summary Compensation Table definition) to that of AAM's global median employee.
To determine the median employee, we made a direct determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in the aggregate did not exceed 5% of our total employee population. Our population was evaluated as of October 31, 2020 and reflects paid compensation from January 1, 2020 through October 31, 2020. We have excluded 453 associates in Brazil, 176 in Thailand and 29 in Sweden out of our global employee population of approximately 20,000 as of the determination date. We established a consistently applied compensation measure inclusive of base pay, overtime, incentives and allowances. Where allowed under the rule, we annualized compensation through December 31, 2020. We included the employer cost of medical, dental and vision benefits for both the median employee and the CEO. Non-U.S. compensation was converted to U.S. dollars based on applicable exchange rates as of October 31, 2020. There have been no significant changes in our workforce population or compensation arrangements for 2022 that would impact the methodology that was used to calculate the median employee in 2020.
Based on the above determination, the total compensation for the median employee is $46,848. Using the CEO's total compensation of $13,417,635 (including the employer cost of medical, dental and vision benefits not reported in the Summary Compensation Table), the resulting ratio is 286:1.

Table of Contents	Pay versus Performance

Pay versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following provides information as to the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information as to the alignment of our compensation programs with the Company's performance, see Compensation Discussion and Analysis. The amounts included in the tables below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs, including with respect to RSUs and performance shares. See the Stock Vested Table.

Year	Summary Compensation Table Total for CEO (1) ($)	Compensation Actually Paid to CEO (2) ($)	Average Summary Compensation Table Total for Other NEOs (3) ($)	Average Compensation Actually Paid to Other NEOs (4) ($)	Cumulative TSR (5) ($)	Peer Group Cumulative TSR (6) ($)	Net Income (Loss) (7) (in millions) ($)	Adjusted Free Cash Flow (8) (in millions) ($)
2022	13,399,781	9,127,710	3,702,956	2,650,073	72.68	106.20	64.3	313.0
2021	11,176,460	14,071,422	3,550,563	4,250,396	86.71	139.58	5.9	422.9
2020	8,844,428	10,267,435	2,982,912	3,406,426	77.51	116.96	(561.1)	311.4
(1)Reflects amounts reported in the Summary Compensation Table total column for each corresponding year for Mr. Dauch.
(2)Reflects amounts of "compensation actually paid" to Mr. Dauch, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Dauch during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Dauch's total compensation for each year to determine compensation actually paid.

	2022 $	2021 $	2020 $
Total Compensation as reported in the Summary Compensation Table (SCT)	13,399,781	11,176,460	8,844,428
Pension Values reported in SCT	—	—	(152,010)
Fair value of equity awards granted during the fiscal year	(5,532,280)	(4,879,478)	(4,442,271)
Pension value attributable to current year's service and any change in pension value attributable to plan amendments made in the current year	—	—	—
Fair value at the end of the year of equity compensation granted in current year	4,988,560	5,733,847	8,856,239
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(1,903,230)	(460,430)	(1,531,457)
Change in fair value for end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(1,825,121)	2,501,023	(1,307,494)
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Compensation Actually Paid to CEO	9,127,710	14,071,422	10,267,435
(3)Reflects the average of the amounts reported in the Summary Compensation Table total column for the NEOs (other than the CEO) as a group for each corresponding year. The NEOs included in calculating the average amounts in each applicable year are Mr. May, Mr. Simonte, Mr. Willemse and Mr. Lynch for 2022 and 2021 and Mr. May, Mr. Simonte, Mr. Willemse and Gregory S. Deveson for 2020.

Table of Contents	Pay versus Performance

(4)Reflects the average of amounts of "compensation actually paid" to the NEOs (other than the CEO) as a group in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to the NEOs' total compensation for each year to determine compensation actually paid are shown below.

	2022 $	2021 $	2020 $
Total Compensation as reported SCT	3,702,956	3,550,563	2,982,912
Pension Values reported in SCT	—	(33,897)	(79,305)
Fair value of equity awards granted during the fiscal year	(1,171,412)	(1,237,240)	(1,214,824)
Pension value attributable to current year's service and any change in pension value attributable to plan amendments made in the current year	—	—	—
Fair value at the end of the year of equity compensation granted in current year	1,056,284	1,453,875	2,421,909
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(476,447)	(110,404)	(367,911)
Change in fair value for end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(461,308)	627,499	(336,355)
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Compensation Actually Paid to other NEOs (other than the CEO)	2,650,073	4,250,396	3,406,426

(5)Cumulative TSR is calculated by the difference between the Company's share price at the end and the beginning of the measurement period divided by the Company's share price at the beginning of the measurement period. No dividends were paid during any of the years.
(6)Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the annual report peer group (competitor peer group).
(7)Reflects Net Income (Loss) as reported in our annual report on Form 10-K for the applicable year.
(8)Adjusted free cash flow is a key financial metric used in the AAM Incentive Compensation Program for Executive Officers and the 2018 Omnibus Incentive Plan. This metric is a non-GAAP financial measure. Such information is reconciled to its closest GAAP measure in the Non-GAAP Reconciliation in Appendix A.
Financial Performance Measures
Our compensation programs are designed to link pay to the Company's financial performance. In addition to adjusted free cash flow, the most important financial measures used by the Committee to link NEO compensation to performance are shown below.

FINANCIAL MEASURES USED TO LINK NEO COMPENSATION ACTUALLY PAID TO COMPANY PERFORMANCE
EBITDA	EBITDA Margin	Operational Cash Flow

Table of Contents	Pay versus Performance
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the following graphics describe the relationship between information presented in the Pay versus Performance Table.

Table of Contents	Pay versus Performance

Table of Contents	Frequency of Future Advisory Votes on Executive Compensation

Frequency of Future Advisory Votes

Proposal 3: Frequency of Future Advisory Votes on Executive Compensation
Stockholders have an opportunity to vote on a non-binding resolution to advise the Board of Directors on whether the advisory stockholder vote on executive compensation (say-on-pay) should occur every one, two or three years. Although this vote is advisory and non-binding, the Board will review voting results and give consideration to the outcome of the vote when making future decisions about the frequency of future say-on-pay proposals.
The Board believes that submitting the advisory vote on executive compensation to stockholders on an annual basis is the best approach for AAM and its stockholders. While the Board is recommending that you vote in favor of submitting advisory votes every year, you are not voting to approve or disapprove the Board's recommendation. The proxy card provides you with a choice of voting to submit the say-on-pay proposal every one, two or three years, or of abstaining from voting. The frequency option that receives the most votes "for" of all votes cast on the proposal will be the frequency option approved by stockholders.

☑	The Board unanimously recommends that you vote for the alternative of ONE YEAR for future advisory votes on executive compensation.

Table of Contents	Ratification of Independent Registered Public Accounting Firm

Ratification of Independent Auditors

Proposal 4: Ratification of Appointment of Independent
Registered Public Accounting Firm for 2023

The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of the independent registered public accounting firm that audits AAM's consolidated financial statements and internal control over financial reporting. The Audit Committee has appointed Deloitte & Touche LLP to serve as AAM's independent registered public accounting firm for the year ending December 31, 2023.
Deloitte & Touche LLP (D&T) and its predecessors have acted as our independent registered public accounting firm since 1998. The Audit Committee believes that our long-term engagement of D&T enhances audit quality due to the firm's in-depth understanding of our global business, accounting policies, practices and systems, and internal controls over financial reporting. The firm's familiarity with the Company's business, people, accounting systems and risk profile also enhances audit efficiency and effectiveness.
As a result of D&T's lead audit partner rotation every five years, as required by SEC rules and D&T policy, the Audit Committee believes that D&T provides fresh audit perspective without the cost and disruption associated with a change in audit firms. The current lead audit partner was appointed to serve in this role beginning in 2019.
The Audit Committee engages in an annual evaluation of the independent auditor's qualifications, performance and independence. In the course of its review, the Audit Committee considers, among other factors:
–the quality and efficiency of D&T's historical and recent audit plans and performance on the audit;
–D&T's capability and expertise in handling the breadth and complexity of the Company's global operations;
–D&T's knowledge and expertise regarding the automotive industry and D&T's network of partners and managers in key areas of global operation;
–external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on D&T and its peer firms;
–the appropriateness of the firm's fees for audit and non-audit services;
–the quality and candor of D&T's communications with the Audit Committee and management; and
–D&T's independence and objectivity in its performance of audit services.
The Audit Committee believes that the continued retention of D&T to serve as AAM's independent registered public accounting firm is in the best interests of AAM and its shareholders.
The Board is requesting that shareholders ratify the appointment of D&T as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether the appointment is appropriate and will use its discretion in determining whether the appointment of D&T is in the best interests of the Company and its shareholders.
Representatives of Deloitte & Touche LLP will attend the 2023 annual meeting and be available to respond to appropriate questions.

☑	The Board unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.

Table of Contents	Pre-Approval Policy and Auditor Fees

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services (including scope, fee structure and the potential effect of the service on the auditor’s independence) to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2022. All services provided by D&T during fiscal 2022 were authorized and approved by the Audit Committee in compliance with applicable pre-approval policies and procedures.

Independent Registered Public Accounting Firm's Fees
The following table shows the fees for professional services rendered by D&T for the audit of the Company's financial statements for the years ended December 31, 2022 and December 31, 2021, and fees billed for other services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during those periods.

	December 31,
	2022	2021
Audit Fees(1)	$5,003,000	$4,781,790
Audit Related Fees(2)	150,950	195,200
Tax Fees(3)	301,400	477,000
All Other Fees(4)	20,000	—
Total	$5,475,350	$5,453,990
(1)Audit fees include fees for the audit of annual consolidated financial statements and internal controls over financial reporting, reviews of quarterly consolidated financial statements, statutory audits, consents and comfort letters, reviews of documents filed with the SEC and other services related to SEC matters.
(2)Audit-related fees are for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)Fees for tax services in 2022 and 2021 consisted of fees for tax compliance, tax advice and tax planning services.
(4)Other fees in 2022 consisted of advisory fees related to certain integration activities following the acquisition of Tekfor.

Table of Contents	Report of the Audit Committee

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the consolidated financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of the internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, D&T and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements for the year ended December 31, 2022, and the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with D&T the matters required to be discussed by applicable requirements of the PCAOB and the SEC. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.
The Audit Committee reviewed and discussed with D&T the auditor’s independence from the Company and the Company’s management. As part of that review, D&T submitted to the Audit Committee the written disclosures and the letter required by requirements of the PCAOB regarding D&T’s communication with the Audit Committee concerning independence. Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s performance of non-audit services to the Company was compatible with maintaining D&T’s independence. The Audit Committee concluded that D&T is independent from the Company and its management.
Based on the considerations described above and the limitations of the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s 2022 annual report on Form 10-K.
Audit Committee of the Board of Directors
William P. Miller II, Chair
James A. McCaslin
Herbert K. Parker
Sandra E. Pierce
John F. Smith
Samuel Valenti III

Table of Contents	Voting and Meeting Information

Additional Information
Voting and Virtual Meeting Information
Why am I receiving this proxy statement?
You received these proxy materials because you owned shares of AAM common stock on March 9, 2023 (record date). AAM’s Board is soliciting your proxy to vote your shares at the annual meeting. By use of a proxy, you can vote whether or not you attend the annual virtual meeting. This proxy statement describes the matters on which you are asked to vote so you can make an informed decision.
This proxy statement, together with our Annual Report for the fiscal year ended December 31, 2022, a proxy card and a voter instruction card, will be mailed or can be accessed online on or about March 23, 2023. We refer to these documents as AAM's proxy solicitation materials.
What is "Notice and Access" and why did AAM elect to use it?
We make our proxy solicitation materials available to stockholders electronically under the Notice and Access regulations of the SEC. Most of our stockholders receive a notice of electronic availability (notice) instead of a full set of proxy solicitation materials in the mail. The notice explains how to access and review the proxy solicitation materials and how to vote online. We believe this method of delivery expedites distribution of our proxy solicitation materials and allows us to conserve natural resources and reduce the costs of printing and distributing these materials.
If you received a notice but would prefer to receive printed copies of the proxy solicitation materials in the mail, please follow the instructions in the notice.
How do I vote?
You can vote either online during the annual meeting or by proxy without attending the meeting. To ensure a quorum, we urge you to vote by proxy even if you plan to attend the virtual only annual meeting. If you attend the virtual meeting and vote during the meeting, that vote will override your proxy vote.
To vote your shares, follow the instructions in the notice, voter instruction form or proxy card. Shareholders voting by proxy may use one of the options below.

By Internet	By Telephone	By Mail	During Meeting
Before the meeting, go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	To vote during the virtual meeting, go to www.envisionreports.com/axl for instructions.You will need the control number on your proxy card or voter instruction form.

If your shares are held through an intermediary, such as a bank, broker, or other holder of record, the information sent by your holder of record will explain the voting options available to you.
The telephone and internet voting facilities for shareholders will close at 1:00 a.m. Eastern Time on May 4, 2023.
How many shares may vote at the meeting?
As of March 9, 2023, we had 116,814,929 shares of common stock outstanding and entitled to vote at the meeting.
How many votes must be present to hold the meeting?
Under AAM’s by-laws, a majority of the votes that can be cast must be present online at the virtual annual meeting or represented by proxy to constitute a quorum for the meeting. Abstentions and broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.

Table of Contents	Voting and Meeting Information
Can I change my vote?
Yes. At any time before your shares are voted by proxy at the meeting, you may change your vote by:
–revoking it by written notice to AAM’s Secretary at the address on the notice;
–voting online during the annual meeting; or
–delivering a later-dated proxy vote by mail, telephone or over the internet.
If you hold your shares through an intermediary, refer to the materials sent by your bank, broker, or other holder of record for information about revoking or changing your proxy.
How many votes do I have?
You will have one vote for each share of AAM common stock that you owned at the close of business on March 9, 2023.
How many votes must be present to hold the meeting?
Under our by-laws, a majority of the votes that can be cast must be present in person or by proxy to constitute a quorum for the annual meeting. Abstentions and shares represented by broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.
What are my choices when voting?
Proposal 1 — You may vote for or against each nominee, or you may abstain from voting your shares.
Proposal 2 — You may vote for or against the proposal to approve the compensation of our named executive officers, or you may abstain from voting your shares.
Proposal 3 — You may vote for a one-year, two-year or three-year frequency of future advisory votes on executive compensation, or you may abstain from voting your shares.
Proposal 4 — You may vote for or against the proposal to ratify the appointment of the Company’s independent registered public accounting firm, or you may abstain from voting your shares.
How many vote are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of "for" votes cast (meaning the number of shares voted "for" a nominee exceed the number of shares voted "against" that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our by-laws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Nominating/Corporate Governance Committee, the Board will determine whether to accept or reject the resignation, and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.
Each of the other proposals will pass if the affirmative vote of a majority of the shares present virtually or by proxy is cast in favor of the proposal.
Who will count the votes?
A representative of Computershare Trust Company, N.A., AAM’s transfer agent, will count the votes and serve as our inspector of election. The inspector of election will attend the virtual meeting.
What if I abstain from voting or vote “abstain”?
In you abstain from voting or vote "abstain," your shares will:
–be counted as present for purposes of determining whether there are enough votes to establish a quorum;
–have no effect on the outcome of the election of directors; or
–count as a vote against any other proposal to be considered at the annual meeting.

Table of Contents	Voting and Meeting Information
What if I don't return my proxy card and don't attend the annual meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
If you hold your shares through an intermediary and do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public firm, but may not vote your shares on any other matter that comes before the annual meeting. If you do not provide voting instructions on these other matters, the votes will be considered "broker non-votes." Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal. We urge you to give your record holder voting instructions on each proposal being presented at the annual meeting.
How do I attend the virtual annual meeting?
The annual meeting will be held solely online by live webcast. You will be able to attend the annual meeting online and submit your questions before or during the meeting by visiting www.meetnow.global/MHYVWS..
To participate in the annual meeting, you will need to review the information included on your Notice of Internet Availability, proxy card or voter instructions that accompanied your proxy materials.
If you own shares through an intermediary, such as a bank or broker, you must register in advance of the annual meeting using the instructions below.
The virtual annual meeting will begin promptly at 8:00 a.m. Eastern Time on May 4, 2023. You may log into the meeting platform beginning at 7:45 a.m. Eastern Time on May 4, 2023. We encourage you to access the meeting before the start time leaving ample time for check in. Please follow the registration instructions below.
How do I register to attend the virtual annual meeting?
If you are a registered shareholder (you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting.
If you own shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your AAM share holdings along with your name and email address to Computershare.
Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. Eastern Time on May 1, 2023. You will receive confirmation of your registration by email after Computershare receives your registration materials.
Direct your request for registration to Computershare using either of the following methods.
–Forward the email from your broker, or attach an image of your legal proxy in an email to: legalproxy@computershare.com.
–Mail a copy of the legal proxy to: Computershare, American Axle & Manufacturing Holdings, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Table of Contents	Additional Information

Annual Report
Will I receive a copy of AAM's Annual Report?
We have either mailed the annual report to you with this proxy statement or sent you a notice with the web address for accessing the annual report online.
How can I receive a copy of AAM's 10-K?
There are three ways to obtain, free of charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022.
1. Visit the Investor Relations section of our website at www.aam.com
2. Write to our Investor Relations Department at One Dauch Drive, Detroit, Michigan 48211-1198
3. Search the SEC's EDGAR database at www.sec.gov

Electronic Delivery of Proxy Materials
Can I access AAM's proxy solicitation materials electronically?
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the cost of printing and mailing these documents by:
–following the instructions provided on your proxy card, voter instruction form, or notice; or
–going to www.envisionreports.com/axl and following the instructions provided.
If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the Internet address to access these documents as well as voting instructions.

2024 Stockholder Proposals and Nominations
Proposals for Inclusion in 2024 Proxy Statement
If you intend to present a proposal at next year's annual meeting and you wish to have the proposal included in the proxy statement for that meeting, the Secretary of AAM must receive your proposal in writing, at the address below, no later than November 23, 2023.
Director Nomination for Inclusion in 2024 Proxy Statement
AAM's by-laws permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Written notice of any such nomination must be received by the Company's Secretary on or before November 23, 2023 but no earlier than October 24, 2023. The requirements for such notice are set forth in our by-laws, a copy of which can be found on our website at aam.com/investors/governance.
Other Proposals and Nominations
In addition, AAM’s by-laws require stockholders intending to present any matter for consideration at the 2023 annual meeting of stockholders, other than through inclusion in our proxy materials, to notify AAM’s Secretary in writing at the address below on or before February 23, 2024, but no earlier than February 3, 2024.
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing, addressed to the Secretary, American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198.
The Secretary will forward the proposals and recommendations to the Nominating/Corporate Governance Committee for consideration.

Table of Contents	Additional Information

Cost of Solicitation
The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by AAM. Proxy materials were distributed by mail by Computershare Trust Company, N.A. In addition, AAM will reimburse brokers, banks and other holders of record for their expenses in forwarding proxy materials to stockholders.
We have retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $24,200, plus reasonable and customary expenses. Georgeson may be contacted at (866) 216-0459. In addition, our officers and other employees may solicit proxies personally or by telephone or e-mail. They will receive no special compensation for these services.
We do not know of any other matters that will be considered at the annual meeting. If any other appropriate business should properly come before the meeting, the individuals named in the accompanying proxy card will have discretionary authority to vote according to their best judgment.

Table of Contents	Appendix A - Non-GAAP Reconciliation
Appendix A

Non-GAAP Reconciliation
AAM has included in the proxy statement adjusted EBITDA, adjusted EBITDA margin, Operational Cash Flow and adjusted Free Cash Flow, which are financial metrics used in the AAM Incentive Compensation Program for Executive Officers and the 2018 Omnibus Incentive Plan. These metrics are non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in the tables below in accordance with SEC rules.
Management believes these non-GAAP financial measures are useful to both management and AAM's shareholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures, as presented by AAM, may not be comparable to similarly titled measures reported by other companies.

2022 Annual Incentive Performance Metrics

EBITDA Margin:
(in millions)	EBITDA
Net income	$64.3
Interest expense	174.5
Income tax expense	2.0
Depreciation and amortization	492.1
EBITDA	$732.9
Restructuring and acquisition-related costs	30.2
Debt refinancing and redemption costs	6.4
Unrealized loss on equity securities	25.5
Non-recurring items:
Malvern fire insurance recoveries, net of charges	(39.1)
Gain on bargain purchase of business	(13.6)
Acquisition-related fair value of inventory adjustment	5.0
Adjusted EBITDA	$747.3
Adjustment under Annual Incentive Plan:
Impact of financial performance of Tekfor not included in target	(15.9)
Adjusted EBITDA under Annual Incentive Plan	$731.4

Net Sales, as reported	$5,802.4
Reduction for Tekfor sales	(204.0)
Net Sales under Annual Incentive Plan	$5,598.4

Adjusted EBITDA margin under Annual Incentive Plan	13.06%

Twelve Months Ended December 31, 2022
Operational Cash Flow:
(in millions)
Adjusted EBITDA	$747.3
Purchases of property, plant and equipment	(171.4)
Proceeds from sale of property, plant and equipment	4.7
Operational Cash Flow	$580.6
Adjustments under Annual Incentive Plan:
EBITDA impact of Tekfor acquisition	(15.9)
Purchases of property, plant and equipment related to Tekfor	8.3
Operational Cash Flow under Annual Incentive Plan	$573.0

A-1

Table of Contents	Appendix A - Non-GAAP Reconciliation

2020 - 2022 Long-term Incentive Performance Metric	Twelve Months Ended
	December 31,
	2022	2021	2020
Free Cash Flow and Adjusted Free Cash Flow:	(in millions)
Net cash provided by operating activities	$448.9	$538.4	$454.7
Purchases of property, plant and equipment	(171.4)	(181.2)	(215.6)
Proceeds from sale of property, plant and equipment	4.7	2.0	1.7
Free Cash Flow	$282.2	$359.2	$240.8
Restructuring and acquisition-related costs	30.8	63.7	70.6
Adjusted Free Cash Flow	$313.0	$422.9	$311.4
Three-year cumulative adjusted Free Cash Flow	$1,047.3

A-2

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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ADD 3
ADD 4
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/axl** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/axl

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

2023 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.

1. Election of Directors:

	For	Against	Abstain
01 - James A. McCaslin	☐	☐	☐
02 - William P. Miller II	☐	☐	☐
03 - Sandra E. Pierce	☐	☐	☐

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐
4. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03QYAB

The 2023 Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. will be held on Thursday, May 4, 2023, 8:00 A.M. Eastern Time, virtually via the internet at meetnow.global/MHYVYWS.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/axl

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/axl

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American Axle & Manufacturing Holdings, Inc.

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2023

David C. Dauch and Laura L. Douglas, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held on May 4, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR items 2 and 4 and 1 YEAR on item 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - James A. McCaslin	☐	☐	☐
02 - William P. Miller II	☐	☐	☐
03 - Sandra E. Pierce	☐	☐	☐

Proposal	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐
4. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 5 6 6 3 4 7

03QYBA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.edocumentview.com/axl

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American Axle & Manufacturing Holdings, Inc.

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2023

David C. Dauch and Laura L. Douglas, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held on May 4, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR items 2 and 4 and 1 YEAR on item 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)